As filed with the Securities and Exchange Commission on September 30, 2009
Registration No. 333-133652
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 13
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its governing instruments)

The Promenade, Suite 440
16427 North Scottsdale Road
Scottsdale, AZ 85254
(480) 998-3478
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Scott D. Peters
Chief Executive Officer, President and Chairman
The Promenade, Suite 440
16427 North Scottsdale Road
Scottsdale, AZ 85254
(480) 998-3478
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 13 consists of the following:

1. The registrant’s prospectus dated September 30, 2009, included herewith.

2. Supplement No. 1 dated September 30, 2009, filed herewith, which will be delivered as an unattached document along with the prospectus dated September 30, 2009.

3. Part II, included herewith.

4. Signatures, included herewith.

PROSPECTUS

Maximum Offering of $2,200,000,000
Minimum Offering of $2,000,000

We are a self-managed Maryland corporation formed in 2006. We provide stockholders the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We have also invested to a limited extent in commercial office properties and other real estate related assets. However, we do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. We qualified and elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT.

We are offering to the public up to $2,000,000,000 in shares of our common stock in our primary offering for $10.00 per share and $200,000,000 in shares of our common stock to be issued pursuant to our distribution reinvestment plan for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock. These risks include:

•	No public market exists for our shares. Our shares cannot be readily sold and there are significant restrictions on the ownership, transferability and redemption of our shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	Current dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to stockholders.

•	This may be considered a “blind pool” offering because we have not identified a number of the properties or other real estate related assets we plan to acquire with the proceeds from this offering. As a result, you will not be able to evaluate the economic merits of a number of our investments prior to purchasing shares.

•	Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	Under our charter, we are permitted to incur substantial debt, which could lead to an inability to pay distributions to our stockholders, or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

•	Distributions payable to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	If we do not remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

			Marketing Support Fee
			($0.25) and Due
			Diligence Expense	Net Proceeds
	Price to Public*	Selling Commissions*	Reimbursement ($0.05)*	(Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$2,000,000,000	$140,000,000	$60,000,000	$1,800,000,000

Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$200,000,000	$—	$—	$200,000,000

*	The selling commissions and all or a portion of the marketing support fee will not be charged with regard to shares sold in our primary offering to or for the account of our directors and officers, our affiliates and certain persons affiliated with broker-dealers participating in the primary offering. Selling commissions will not be charged for shares sold in the primary offering to investors that have engaged the services of a financial advisor paid on a fee-for-service basis by the investor. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”

Our shares will be offered to investors on a best efforts basis through Realty Capital Securities, LLC, the dealer manager for this offering. The minimum initial investment is $1,000, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

We will sell shares until no later than the earlier of March 19, 2010, or the date on which the maximum offering has been sold.

The date of this prospectus is September 30, 2009.

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that investors have either:

•	a net worth of at least $150,000; or

•	an annual gross income of at least $45,000 and a net worth of at least $45,000.

Some states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alaska, New Mexico, North Carolina, North Dakota and Washington — Investors must have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000.

Arizona and Missouri — Investors must have either (1) a net worth of at least $225,000 or (2) an annual gross income of at least $60,000 and a net worth of at least $60,000.

California — Investors must have either (1) a net worth of at least $250,000 or (1) an annual gross income of at least $85,000 and a net worth of at least $150,000. In addition, an investor’s investment in our common stock may not exceed 10.0% of that investor’s net worth. Additionally, the exemption for secondary trading under California Corporation Code Section 25104(h) will not be available to investors, although other exemptions may be available to cover private sales by the bona fide owner of shares for his or her or its own account without advertising and without being effected through a broker dealer in a public offering.

Kansas — Investors must have either (1) a minimum net worth of at least $250,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In addition, it is recommended by the Office of the Kansas Securities Commissioner that you not invest, in the aggregate, more than 10% of your liquid net worth in this and similar direct participation investments.

Maine — Investors must have either (1) a net worth of at least $200,000 or (2) an annual gross income of at least $50,000 and a net worth of at least $50,000.

Iowa, Massachusetts, Michigan, Ohio, Oregon, Pennsylvania and Tennessee — Investors must have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. In addition, an investor’s investment in our common stock and the securities of our affiliates may not exceed 10.0% of that investor’s liquid net worth.

For purposes of determining suitability of an investor, in all cases net worth and liquid net worth should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise.

i

Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations.

The minimum initial investment is 100 shares ($1,000), except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, which may be in lesser amounts. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is Healthcare Trust of America, Inc.?

A:	We are an existing and active, self-managed real estate investment trust, or REIT. We own a diversified portfolio of medical office buildings and healthcare-related facilities. As of June 30, 2009 we had acquired 43 geographically diverse properties and one other real estate related asset for a total purchase price of approximately $1,043,920,000. We were formed as a Maryland corporation on April 20, 2006. We commenced this offering of shares of our common stock on September 20, 2006. As of September 29, 2009, we had received and accepted subscriptions for 127,434,508 shares of our common stock, or approximately $1,273,100,000 from 34,690 stockholders. We will continue to invest in a diversified portfolio of medical office buildings and healthcare-related facilities with the proceeds from this offering. We were formerly known as Grubb & Ellis Healthcare REIT, Inc.

Q:	What does “self-management” mean?

A:	Self-management is a corporate model based on internal management rather than external management. In general, non-traded REITs are externally managed. With external management, a REIT is dependent upon an external advisor. An externally-managed REIT typically pays significant acquisition fees, disposition fees, asset management fees, property management fees and other fees to its advisor.

In contrast, under our self-management program, we are managed internally by our management team led by Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board of Directors, as well as our experienced board of directors. With a self-managed REIT, fees to third parties are substantially reduced and performance-driven.

Q:	When did you begin the transition to self-management?

A:	On November 14, 2008, we entered into the amended advisory agreement with Healthcare Trust of America Holdings, LP (formerly Grubb & Ellis Healthcare REIT Holdings, L.P.), or our operating partnership, Grubb & Ellis Healthcare REIT Advisor, LLC, or our former advisor, and Grubb & Ellis Realty Investors, LLC, or GERI, as well as related agreements. The amended advisory agreement became effective as of October 24, 2008 and expired on September 20, 2009.

Our main objectives in amending the advisory agreement were to reduce our acquisition and asset management fees and to eliminate the need for internalization by setting the framework for the transition to self-management. We began the transition to self-management immediately after the effective date of the amended advisory agreement. Under the amended advisory agreement, our former advisor agreed to use reasonable efforts to cooperate with us as we pursued and implemented a self-management program.

We are no longer advised by our former advisor, and we no longer consider our company to be sponsored by Grubb & Ellis Company, or Grubb & Ellis.

Q:	Why did you decide to become self-managed?

A:	We decided to become self-managed for several reasons:

•	Management Team. We believe that our management team, led by Mr. Peters, has the experience and expertise to efficiently and effectively operate our company. In addition to Mr. Peters, our management team includes Kellie S. Pruitt, our Chief Accounting Officer, Treasurer and Secretary, Mark D. Engstrom, our Executive Vice President — Acquisitions, Christopher E. Balish, our Senior Vice President — Asset Management and Kelly T. Hogan, our Controller and Assistant Secretary. Our internal management team manages our day-to-day operations and oversees and supervises our employees and third party service providers, who will be retained on an as-needed basis. All key personnel report directly to Mr. Peters. We have 20 employees in total and only expect to hire two to four more employees in the near future. All of our employees are 100% dedicated to our company on a full-time basis. Our current organizational structure is designed to support an asset base of $2.0-$3.0 billion depending on the composition of the assets acquired, and we have hired sufficient personnel to support this asset base. As we grow, we will add the appropriate staff to accommodate the increased size of our company.

•	Governance. An integral part of self-management is our experienced board of directors. Our board of directors spent a substantial amount of time overseeing our transition to self-management and continues to provide significant assistance to us as a self-managed company. We believe that our board of directors provides effective ongoing governance for our company and that our governance and management framework is one of our key strengths.

•	Significantly Reduced Costs. From inception through June 30, 2009, we incurred to our former advisor and its affiliates approximately $30,416,000 in acquisition fees and approximately $10,354,000 in asset management fees. We no longer pay these fees under self-management, except that we may continue to pay acquisition fees for services rendered by our former advisor for properties and other real estate related assets acquired with funds raised in this offering by Grubb & Ellis Securities, Inc., or our former dealer manager, subject to certain conditions. In addition, from inception through June 30, 2009, we incurred to our former advisor and its affiliates approximately $4,745,000 in property management fees and approximately $1,649,000 in leasing fees. These fees will be significantly reduced as we have engaged independent, nationally recognized third party property management service providers at a competitive price. In fact, under our new property management agreements, property management fees have been reduced by more than 60%. While our board of directors, including a majority of our independent directors, previously determined that the fees to our former advisor were fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties, we now believe that by having our own employees manage our operations and retain third party service providers, we have significantly reduced our cost structure.

•	No Internalization Fees. Unlike many other non-listed REITs that “internalize” or pay to acquire various management functions and personnel, such as advisory and asset management services, from their sponsor or advisor prior to listing on a national securities exchange for substantial fees, we will not be required to pay such fees under self-management. We believe that by not paying such fees, as well as operating more cost-effectively under self-management, we will save a substantial amount of money. To the extent that our management and board of directors determine that utilizing third party service providers for certain services is more cost-effective than conducting such services internally, we will pay for these services based on negotiated terms and conditions consistent with the current marketplace for such services on an as-needed basis.

•	Funding of Self-Management. We believe that the cost of self-management is substantially less than the cost of external management. We currently estimate that the general overhead, administration and self-management costs (including rent and all employee salaries and benefits) for each of the years ending December 31, 2009 and 2010 will be in the approximate $7-$10 million range. However, we believe that approximately 40% of this amount includes general and administrative costs that we would incur under both the externally advised and the self-managed model. We expect third party acquisition expenses, including legal fees, due diligence fees and closing costs, to remain approximately the same as under external management. Therefore, although we have incurred some additional costs related to our transition to self-management, we expect the cost of self-management to be more than effectively funded by future cost savings.

•	Dedicated Management and Increased Accountability. Our officers and employees only work for our company and are not associated with any outside advisor or other third party service providers. Our management team, led by Mr. Peters, has direct oversight of employees, independent consultants and third party service providers on an ongoing basis. We believe that these direct reporting relationships, along with our performance-based compensation programs and ongoing oversight by our management team, create an environment for and will achieve increased accountability and efficiency.

•	Conflicts of Interest. We believe that self-management works to remove inherent conflicts of interest that necessarily exist between an externally advised REIT and its advisor. The elimination or reduction of these inherent conflicts of interest is one of the major reasons that we elected to proceed with the self-management program.

Q:	Were you self-managed at the commencement of this offering?

A:	No. At the commencement of this offering we had minimal assets and operations and we did not believe that it was efficient at that time to engage our own internal management team. We entered into an advisory agreement with our former advisor to perform certain advisory services for us as our external advisor. However, as a result of our growth and success and for the reasons discussed above, our board of directors determined that we had the critical mass required to support a self-management program and accordingly commenced our transition to self-management in November 2008. We now consider our company self-managed.

Q:	Have you engaged any outside service providers?

A:	Yes, we have entered into agreements with third party service providers for various services, including property management, dealer manager and investor services. We may also enter into additional service agreements with third party service provides on an as-needed basis, subject to market rates and performance standards for various services, including, without limitation, consulting, taxes and acquisition services. We customize our agreements with third party service providers to ensure that we retain effective oversight, input and control over all major decisions. All such third party services will be closely monitored on an on going basis by our management team.

Q:	Why did you change your name to Healthcare Trust of America, Inc.?

A:	We changed our name in connection with our transition to self-management and to reflect that we are no longer advised by our former advisor or sponsored by Grubb & Ellis.

Q:	Where is your principal executive office?

A:	The address of our corporate office is The Promenade, 16427 North Scottsdale Road, Suite 440, Scottsdale, Arizona 85254 and our telephone number at that address is (480) 998-3478.

Q:	What are your investment objectives?

A:	Our investment objectives are:

	•	to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

	•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our investments upon our ultimate sale of such investments; and

•	to be prudent, patient and deliberate, taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related facilities. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008 and first half of 2009, we opted not to proceed with certain acquisitions which we determined merited re-pricing. We renegotiated other potential acquisitions to lower pricing points. As of June 30, 2009, we had cash on hand of over $390 million, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare-related facilities at favorable pricing.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

	•	combines the capital of many investors to acquire or provide financing for real estate;

	•	pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

	•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

	•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership, Healthcare Trust of America Holdings, LP, which was organized in Delaware on April 20, 2006. We are the sole general partner of our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally, on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any real estate or other real estate related assets?

A:	Yes. However, we have not yet identified a number of the real estate or other real estate related assets we will acquire with the proceeds from this offering. Because we have not identified a number of additional investment opportunities, this offering may be considered a “blind pool.”

Q:	What will you do with the money raised in this offering?

A:	We will use your net investment proceeds to purchase medical office buildings and healthcare-related facilities. To a lesser extent, we may also invest in other real estate related assets. We will focus primarily on investments that produce recurring income. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We expect that at least 88.5% of the money you invest will be used to acquire our targeted investments and pay related acquisition expenses and up to 11.5% will be used to pay fees and expenses of this offering. Until we invest the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in properties.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a minimum of $2,000,000 in shares of our common stock and a maximum of $2,000,000,000 in shares in our primary offering on a “best efforts” basis at $10.00 per share. We are also offering $200,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any specific number of shares will be sold. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:	We will sell shares until no later than the earlier of March 19, 2010, or the date on which the maximum offering has been sold. Pursuant to SEC Rule 415, we are permitted to sell shares in this offering until the earlier of the date the registration statement on Form S-11 (File No. 333-158418) filed with the SEC on April 6, 2009 for a proposed follow-on offering to this offering, or the follow-on offering, is declared effective by the SEC or March 19, 2010 (180 days following the third anniversary of the effective date of the registration statement pursuant to which this offering is being conducted).

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $150,000, or (2) an annual gross income of at least $45,000 and a net worth of at least $45,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page i of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. The minimum investment is 100 shares, which equals a minimum investment of at least $1,000, except for purchases by our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock must proceed as follows:

	•	Read this entire prospectus and any exhibits and supplements accompanying this prospectus.

	•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A.

	•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Your check should be made payable to “Healthcare Trust of America, Inc.”

	•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	If I buy shares, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any.

If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares or we liquidate assuming we do not make any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares is zero. If you are a tax-exempt entity, distributions from us generally will not constitute unrelated business taxable income, or UBTI, unless you have borrowed to acquire or carry your stock or have used the shares in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders;” “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders;” and “Description of Capital Stock — Distribution Reinvestment Plan.”

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares.” We have adopted a share repurchase plan, as discussed under “Description of Capital Stock — Share Repurchase Plan,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

	•	four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions declared and the amount of distributions reinvested under our distribution reinvestment plan, as applicable;

	•	an annual report after the end of each year; and

	•	an annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered broker-dealer or investment advisor or contact:

Healthcare Trust of America, Inc.	Realty Capital Securities, LLC
The Promenade, Suite 440 16427 North Scottsdale Road Scottsdale, AZ 85254 Telephone: (888) 801-0107 or (480) 998-3478	Three Copley Place, Suite 3300 Boston, MA 02116 Telephone: (877) 373-2522

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. The use of the words “we,” “us” or “our” refers to Healthcare Trust of America, Inc. and our subsidiaries, including Healthcare Trust of America Holdings, LP, except where the context otherwise requires.

Healthcare Trust of America, Inc.

We were formed as a Maryland corporation on April 20, 2006. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We have also invested in quality commercial office properties and other real estate related assets to a limited extent. We will focus primarily on investments that produce recurring income. We qualified to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT.

Our headquarters are located at The Promenade, 16427 North Scottsdale Road, Suite 440, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a web site at www.htareit.com at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to your investment.

•	No public market exists for our common stock and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	Current dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to stockholders.

•	We have a limited operating history and there is no assurance we will be able to achieve our investment objectives.

•	Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and securities, there is no guarantee of any return on your investment in us and you may lose money.

•	Under our charter, we are permitted to incur substantial debt, which could lead to an inability to pay distributions to our stockholders, or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We may pay distributions from sources other than our cash flow from operations, including from the proceeds of this offering or from borrowed funds; if we pay future distributions from sources other than our cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced.

•	Distributions we pay to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	There are limitations on the ownership, transferability and redemption of our shares which significantly limit the liquidity of an investment in shares of our common stock.

•	This may be considered a “blind pool” offering and you will not have the opportunity to evaluate most of our investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	If we do not remain qualified as a REIT, it would adversely affect our operations and our ability to make distributions to stockholders.

Investment Objectives

Our investment objectives are:

•	to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our investments upon our ultimate sale of such investments; and

•	to be prudent, patient and deliberate, taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related facilities. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008 and first half of 2009, we opted not to proceed with certain acquisitions which we determined merited re-pricing. We renegotiated other potential acquisitions to lower pricing points. As of June 30, 2009, we had cash on hand of over $390 million, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare-related facilities at favorable pricing.

See “Investment Objectives, Strategy and Criteria” for a more complete description of our business and objectives.

Our Dealer Manager

Realty Capital Securities, LLC, or RCS, assists us in selling our common stock under this prospectus by serving as our exclusive dealer manager for this offering. RCS, based in Boston, Massachusetts and a wholly owned subsidiary of American Realty Capital II, LLC, or ARC II, has served as dealer manager for the public and private real estate programs sponsored by ARC II. RCS’ sales, operational and executive management teams have extensive experience in financial services and provide expertise in product distribution, marketing and educational initiatives aimed at the direct investment industry.

Our Board of Directors and Executive Officers

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have six directors, including Scott D. Peters, our Chairman of the Board, W. Bradley Blair, II,

Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe. Messrs. Blair, DeWald, Fix, Mathis and Wescombe are independent of us. Our stockholders elect our directors annually.

We have five executive officers, including Mr. Peters, our Chief Executive Officer and President, Mark D. Engstrom, our Executive Vice President — Acquisitions, Christopher E. Balish, our Senior Vice President — Asset Management, Kellie S. Pruitt, our Chief Accounting Officer, Secretary and Treasurer, and Kellie T. Hogan, our Controller and Assistant Secretary.

For more information regarding our directors and executive officers, see “Management — Directors and Executive Officers.”

Targeted Investments

We generally seek to acquire a diversified portfolio of real estate, focusing primarily on investments that produce recurring income. Our real estate investments focus on medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals, long-term acute care centers, surgery centers, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. We may acquire properties either alone or jointly with another party. We have also invested to a limited extent in quality commercial office properties and other real estate related assets. We do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. Our investments in other real estate related assets will generally focus on loans secured by real property, such as mortgage loans, common and preferred equities, and certain other securities.

Our Operating Partnership

We own all of our real properties through our operating partnership, Healthcare Trust of America Holdings, LP, or its subsidiaries. We are the sole general partner of the operating partnership and initially invested $2,000 in the operating partnership in exchange for 200 partnership units. The initial limited partner of our operating partnership is our former advisor. Our former advisor invested $200,000 in our operating partnership in exchange for partnership units, which may provide our former advisor with subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied. See “— Compensation to Our Former Advisor” below for a description of our former advisor’s subordinated distribution rights.

Our Structure

The following chart indicates our organizational structure.

[1]	Our former advisor owns less than a 0.01% interest in our company and in our operating partnership.

Comparison of Compensation Payable in this Offering

Pursuant to the terms of the advisory agreement with our former advisor, which expired on September 20, 2009, our former advisor and its affiliates received certain compensation, fees and expense reimbursements for services relating to the offering and the investment and management of our assets. Our former advisor may also potentially receive additional acquisition fees, subject to the terms and conditions of the expired advisory agreement and as discussed below under “Compensation to Our Former Advisor — Acquisition Fees.” For the remainder of this offering, certain third parties will receive compensation, fees and expense reimbursements for services relating to this offering and property management services. The below chart provides a comparison of our fee structure as an externally advised company prior to the expiration of the advisory agreement and under our self-management program after expiration of the advisory agreement. In addition, in the “Externally Advised” section, the below chart shows the changes in the fees payable under our expired advisory agreement after its amendment and restatement, effective as of October 24, 2008.

Type of Compensation	Externally Advised	Self-Managed

Offering Stage
Selling Commissions	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may have been reallowed in whole or in part to participating broker- dealers.	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed in whole or in part to participating broker- dealers.
Marketing Support Fee and Due Diligence Expense Reimbursement	Up to 2.5% of gross offering proceeds from our primary offering for non- accountable	Up to 2.5% of gross offering proceeds from our primary offering for non- accountable

Type of Compensation	Externally Advised	Self-Managed

	marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may have reallowed to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.	marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may reallow to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.
Other Organizational and Offering Expenses	Up to 1.5% of gross offering proceeds from our primary offering for legal, accounting, printing, marketing and other offering expenses incurred on our behalf.	We estimate that our organizing and offering expenses for this offering to be approximately 1.5% of the gross offering proceeds from our primary offering.
Acquisition and Development Stage
Acquisition Fees	Under original advisory agreement:
Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.

Under advisory agreement as amended and restated effective October, 24, 2008:
	For the first $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.5% of the contract purchase price of each such property; for the second $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.0% of the contract purchase price of each such property, which amount is subject to downward adjustment, but not below 1.5%, based on reasonable projections regarding the anticipated amount of net proceeds to be received in this offering; and for above $750,000,000 in aggregate contract purchase price	We intend to use our employees for acquisition services for the remainder of this offering. Our former advisor may also potentially receive additional acquisition fees, subject to the terms and conditions of the expired advisory agreement and as discussed below under “Compensation to Our Former Advisor — Acquisition Fees.”

Type of Compensation	Externally Advised	Self-Managed

for properties acquired directly or indirectly by us after October 24, 2008, 2.25% of the contract purchase price of each such property. Additionally, we were required to pay an acquisition fee in connection with the acquisition of other real estate related assets in an amount equal to 1.5% of the amount funded to acquire or originate each such real estate related asset.
Reimbursement of Acquisition Expenses
	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Reimbursement of acquisition expenses paid to our former advisor and its affiliates, excluding amounts paid to third parties, did not exceed 0.5% of the purchase price of properties. The reimbursement expenses payable to our former advisor, its affiliates and third parties were approximately 0.8% of the purchase price of our properties.	We estimate that acquisition expenses paid to third parties for legal fees, due diligence and closing costs will be approximately 0.8% of the purchase price of our properties.
Operational Stage
Asset Management Fee	Under original advisory agreement:
Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 1.0% of our average invested assets.

Under advisory agreement as amended and restated effective as of October 24, 2008:
	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 0.5% of our average invested assets.	We intend to use our employees for asset management services. If we engage any third parties to provide asset management services, these services will be limited in scope and cost.
Property Management Fees	4.0% of the gross cash receipts from each property managed by our former advisor or its affiliates. For each property managed directly by entities other than our	Our average third party property management fees will be approximately 1.75% of the gross cash receipts from our multi-tenant properties in the

Type of Compensation	Externally Advised	Self-Managed

	former advisor or its affiliates, we paid our former advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. For leasing activities, additional fees were charged in amounts that did not exceed customary market norms.	approximately 60% of our portfolio that require property management services. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.
Operating Expenses	Reimbursement of cost of providing administrative services to us.	Actual operating expenses incurred.
Liquidity Stage
Disposition Fees	Up to the lesser of 1.75% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, which would have been paid only if our former advisor or its affiliates provided a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.	We intend to use our employees for disposition services.
Subordinated Participation Interest
	Our former advisor has a subordinated participation interest in our operating partnership pursuant to which it could have received cash distributions from our operating partnership under the circumstances described immediately below during the term of the advisory agreement and may be entitled to receive other cash distributions after the expiration of the advisory agreement as described below under “Compensation to Our Former Advisor — Subordinated Distribution.”	None
• Subordinated Distribution of Net Sales Proceeds
	15.0% of any net sales proceeds remaining after we had made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution was only payable if we liquidated our portfolio	None

Type of Compensation	Externally Advised	Self-Managed

while our former advisor was serving as our advisor.
• Subordinated Distribution Upon Listing
	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeded (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution was only payable if our shares were listed on a national securities exchange while our former advisor was serving as our advisor.	None
• Subordinated Distribution Upon Termination
	15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual 8.0% cumulative, non- compounded return on average invested capital through the termination date. Except as described below under “Compensation to Our Former Advisor,” this distribution was only payable if the advisory agreement was terminated without cause or not renewed.	None

During any fiscal year, our total operating expenses will not exceed the greater of (1) 2% of our average invested assets; or (2) 25% of our net income for such year. Our independent directors have the fiduciary duty to limit such expenses to amounts that do not exceed such limitations unless such independent directors have made a finding that, based on unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the twelve months then ended exceeds the 2%/25% limitation, we will send our stockholders a written disclosure of such excess expenses, along with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher expenses were justified.

Compensation to Former Advisor

We are conducting an ongoing review of the advisory services and dealer manager services previously provided by our former advisor and former dealer manager, to ensure that such services were consistent with applicable agreements and standards. In addition, we are actively monitoring and are engaged in ongoing discussions with both our former advisor and former dealer manager to resolve any issues to ensure they complied with their transition-related obligations under applicable agreements.

Acquisition Fees

Our former advisor or one of its affiliates may be entitled to receive acquisition fees for properties and other real estate related assets acquired with funds raised in this offering even though such acquisitions are completed after the expiration of the advisory agreement, subject to certain conditions.

Subordinated Distribution

Our former advisor may have a potential right, subject to a number of conditions, to receive a subordinated distribution upon either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, then, subject to certain conditions, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the expiration of the advisory agreement, plus any assets acquired after such expiration for which our former advisor was entitled to receive an acquisition fee, which we refer to as the included assets, less any indebtedness secured by such included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan), plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then, subject to certain conditions, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the other liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the other liquidity event date. If our former advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds.

Right of First Opportunity

The expired advisory agreement with our former advisor provides that if GERI identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50.0% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any investment programs sponsored or managed by GERI, then GERI will provide us with the first opportunity to purchase such investment. GERI will provide all necessary information related to such investment to our former advisor, in order to enable our board of directors to determine whether to proceed with such investment. Our former advisor will present the information to our board of directors within three business days of receipt from GERI. If our board of directors does not authorize management to proceed with the investment within seven days of receipt of such information from our former advisor, then GERI may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity, including Grubb & Ellis Healthcare REIT II, Inc. This right of first opportunity remains in effect so long as monies raised by our former advisor are available for funding new acquisitions of properties for which our former advisor may continue to receive an acquisition fee pursuant to the expired advisory agreement.

Management Incentive Plan

We anticipate that we will adopt an incentive program for certain members of our management team and directors, or the management incentive program. The purpose of the management incentive program is to establish a performance-based economic incentive program for key persons in our organization. This type of program is consistent with our company’s philosophy to establish performance-based compensation. Pursuant to the management incentive program, it is currently anticipated that certain members of our management team and board of directors will be members of a limited liability company that will hold a subordinated participation interest that will be entitled to subordinated distributions with respect to assets acquired with the proceeds from our proposed follow-on offering of up to 8.0% upon certain liquidity events if certain stockholder return thresholds are met. However, the terms of the management incentive program are subject to change and have not been finally determined or approved by our board of directors. Any subordinated distributions made pursuant to the management incentive program will be paid on a pari passu basis with any subordinated incentive payments to ARC II described below.

Compensation to Service Provider

We have entered into a services agreement with ARC II which is currently expected to be effective December 1, 2009, although this date may be adjusted depending upon the receipt of certain regulatory approvals and the effectiveness of our proposed follow-on offering. Pursuant to the services agreement, ARC II will provide consulting services to us in connection with our proposed follow-on offering. In addition, in connection with our proposed follow-on offering, ARC II will make available to us on an ongoing and as needed basis, backup support services, including, without limitation, acquisition, disposition, property management, leasing and asset accounting services. However, we intend to perform most if not all of such services in-house. The services agreement provides us with the ongoing availability of the backup support services. Under the services agreement, we are not obligated to use ARC II for any of the backup support services, nor are we limited in using any other service provider. ARC II may be entitled to receive a 1.5% subordinated incentive payment based on the value of the assets acquired with the proceeds from our proposed follow-on offering if certain stockholder return thresholds have been met as consideration for providing consulting services and for making available backup support services to us. Any subordinated incentive payments to ARC II will be paid on a pari passu basis with any subordinated distributions made pursuant to the proposed management incentive program.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan, or the DRIP, and elect to have the distributions you receive reinvested in shares of our common stock at $9.50 per share during this offering. We may terminate the DRIP at our discretion at any time upon 10 days’ notice to you. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for a further explanation of the DRIP, a copy of which is attached as Exhibit B to this prospectus.

Distribution Policy

In order to remain qualified as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. As of the date of this prospectus, we have acquired a limited number of properties, and we have not identified most of the investments we intend to acquire. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis or at all. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Please see “Description of Capital Stock — Distribution Policy” for a further explanation of our distribution policy.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including; (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013, seven years from the date of the original prospectus for this offering. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our outstanding shares of common stock.

Share Repurchase Plan

An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we have adopted a share repurchase plan to allow stockholders to sell shares, subject to limitations and restrictions. Repurchases of shares, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or qualifying disability. Repurchases would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior 12 months and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be: (1) for stockholders who have continuously held their shares for less than four years,

100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

We will terminate our share repurchase plan if and when our shares become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interests to terminate the program. We may amend or modify any provision of the plan at any time, in our board’s discretion. Please see “Description of Capital Stock — Share Repurchase Plan” for further explanation of our share repurchase plan and Exhibit C for a copy of our share repurchase plan.

Employee Benefit Plan and IRA Considerations

The section of this prospectus entitled “Employee Benefit Plan and IRA Considerations” describes certain considerations associated with a purchase of shares by a pension, profit sharing or other employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or by an individual retirement account subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares for or on behalf of such a plan or account should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for further explanation of the restrictions on ownership of our shares.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

Investment Risks

There is currently no public market for shares of our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have adopted a share repurchase plan but it is limited in terms of the amount of shares which may be repurchased annually. Our board of directors may also limit, suspend, terminate or amend our share repurchase plan upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 11.5% of the gross offering proceeds which will be used to pay selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses. Under the terms of our advisory agreement, which has expired, we were also previously required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This may be considered a “blind pool” offering because we have not identified a number of the specific investments we intend to make with the net proceeds we receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

This may be considered a “blind pool” offering because investors in the offering are unable to evaluate the manner in which a significant portion of the net proceeds are invested and the economic merits of our future investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the other investment properties or other real estate related assets we acquire in the future.

If we are unable to find suitable investments we may not be able to achieve our investment objectives.

You must rely on our management team to evaluate our investment opportunities, and we may not be able to achieve our investment objectives or may make unwise decisions. Further, we cannot assure you that acquisitions of real estate or other real estate related assets made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

We face increasing competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for medical office buildings and healthcare-related facilities, our business, financial condition and results of operations and our ability to make distributions to you may be materially and adversely affected.

You may be unable to sell your shares because your ability to have your shares repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Even though our share repurchase plan may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year or in the event of death or qualifying disability, you should be fully aware that our share repurchase plan contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share repurchase plan upon 30 days’ notice. Repurchases of shares, when requested, will generally be made quarterly. Repurchases will be limited to (1) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior 12 months, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, you must present at least 25.0% of your shares for repurchase and until you have held your shares for at least four years, repurchases will be made for less than you paid for your shares. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan at any particular time or at all. Please see “Description of Capital Stock — Share Repurchase Plan” for more information regarding our share repurchase plan.

This is a “best efforts” offering and if we are unable to continue to raise proceeds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, if we are unable to continue to raise proceeds in this offering, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to our former advisor related to its subordinated participation interest in our operating partnership will reduce cash available for distribution to our stockholders.

Our former advisor may have certain rights, subject to a number of conditions, to a subordinated participation interest in our operating partnership, pursuant to which it may be entitled to receive a distribution upon the occurrence of certain events, including in connection with dispositions of our assets, certain mergers of our company with another company or the listing of our common stock on a national securities exchange. The distribution, if payable to our former advisor, will equal or approximate 15.0% of the net proceeds from the sale of our properties only after we have made distributions to our stockholders of the total amount raised from stockholders in this offering (less amounts paid to repurchase shares through our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital raised in this offering. Any distributions to our former advisor by our operating partnership upon dispositions of our assets and such other events will reduce cash available for distribution to our stockholders.

We presently intend to effect a liquidity event by September 20, 2013; however, we cannot assure you that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to sell shares through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to (1) the listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our real property for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, we cannot assure you that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share repurchase plan.

Because a portion of the offering price from the sale of shares is used to pay expenses and fees, the full offering price paid by stockholders is not invested in real estate investments. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Our property investments are geographically concentrated in certain states and subject to economic fluctuations in those states.

For the six months ended June 30, 2009, we had interests in seven consolidated properties located in Texas, which accounted for 16.7% of our total rental income and interests in five consolidated properties located in Indiana, which accounted for 14.2% of our total rental income. This rental income is based on contractual base rent from leases in effect as of June 30, 2009. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

Risks Related to Our Business

We have a limited operating history and we cannot assure you that we will be able to successfully achieve our investment objectives.

We have a limited operating history and we may not be able to achieve our investment objectives. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a substantial operating history.

Current dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.

Domestic and international financial markets currently are experiencing significant dislocations which have been brought about in large part by failures in the U.S. banking system. These dislocations have severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If this dislocation in the credit markets persists, our ability to borrow monies to finance the purchase of, or other activities related to, properties and other real estate related assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Finally, the pervasive and fundamental disruptions that the global financial markets are currently undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and reduce your return on your investment.

There may be a substantial period of time before the proceeds of this offering are invested in additional suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find additional suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to continue to make monthly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90.0% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.

Distributions payable to stockholders may include a return of capital, rather than a return on capital. We expect to continue to make monthly distributions to our stockholders. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. We may need to use proceeds from this offering or borrowed funds to make cash distributions in order to maintain our status as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds.

The amount of the distributions we make to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. If our cash flow from operations is less than the distributions our board of directors determines to pay, we would be required to pay our distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

Our operations have resulted in increasing net losses to date, which makes our future performance and the performance of your investment difficult to predict.

For the years ended December 31, 2007 and 2008, our operations resulted in a net loss of approximately $7.67 million and $28.45 million, respectively, due to an increase in total depreciation and amortization and an increase in interest expenses on our indebtedness. Our net losses have increased substantially and may continue to increase in the future. Our net losses increase the risk and uncertainty you face in making an investment in our shares, including risks related to our ability to pay future distributions.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to buy a diversified portfolio of real estate and other real estate related assets and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90.0% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to international, national and local economic factors we cannot control or predict.

Our results of operations are subject to the current international and national economic downturn and are subject to further changes in international, national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•	the current economy may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•	the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•	one or more lenders under our lines of credit could refuse to fund their financing commitment to us or could fail and we may not be able to replace the financing commitment of any such lenders on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•	increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of the current economic downturn cannot be predicted. Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments may be negatively impacted to the extent the current economic downturn is prolonged or becomes more severe.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

Through 2009, the Federal Deposit Insurance Corporation, or FDIC, will only insure amounts up to $250,000 per depositor per insured bank through December 31, 2013. Beginning January 14, 2014, the FDIC will only insure up to $100,000 per depositor per bank. We currently have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose any amount of our deposits over any federally-insured amounts. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders’ investment.

Our success may be hampered by the current slow down in the real estate industry.

Our business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in our industry, which we anticipate will continue for the remainder of 2009. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that we have already experienced, and would continue to put downward pressure on our revenues and operating results. To the extent that any decline in our revenues and operating results impacts our performance, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer.

Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

As a self-managed company, our ability to achieve our investment objectives and to pay distributions is dependent upon the continued performance of our board of directors, Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board of Directors, Kellie S. Pruitt as our Chief Accounting Officer, Treasurer and Secretary, Mark Engstrom as our Executive Vice President — Acquisitions, Christopher Balish as our Senior Vice President — Asset Management and Kelly Hogan as our Controller and Assistant Secretary and our other employees, in the identification and acquisition of investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We rely primarily on the management ability of our Chief Executive Officer and other executive officers and the governance of our board of directors, each of whom would be difficult to replace. We do not have any key man life insurance on Messrs. Peters and Engstrom or Ms. Pruitt. We have entered into employment agreements with each of Messrs. Peters and Engstrom and Ms. Pruitt; however, the employment agreements contain various termination rights. If we were to lose the benefit of their experience, efforts and abilities, our operating results could suffer. In addition, if any member of our board of directors were to resign, we would lose the benefit of such director’s governance and experience. As a result of the foregoing, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

Risks Related to Conflicts of Interest

The subordinated distribution payable to our former advisor may influence our decisions about listing our shares on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.

The subordinated participation interest held by our former advisor in our operating partnership may require our operating partnership to make a distribution to our former advisor upon the listing of our shares on a national securities exchange or the merger of our company with another company in which our stockholders receive shares that are traded on a national securities exchange, if our former advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement. To avoid making this distribution, our independent directors may decide against listing our shares or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in the best interest of our stockholders. In addition, the requirement to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to our former advisor.

The subordinated incentive payments or subordinated distributions payable to ARC II and certain members of our management team and directors, as applicable, will reduce cash available for distribution to our stockholders.

ARC II and certain members of our management team and directors will hold the right to receive subordinated incentive payments or subordinated distributions with respect to our proposed follow-on offering, as applicable, upon the occurrence of certain events, such as in connection with dispositions of certain of our assets or the listing of our common stock on a national securities exchange. Any incentive payments or distributions to ARC II or members of our management team or directors upon dispositions of our assets or a listing will reduce cash available for distribution to our stockholders. In addition, we bear all of the risk associated with the properties but, as a result of these subordinated incentive payments and distributions, we are not entitled to all of the proceeds from a property sale.

The subordinated incentive payments or subordinated distributions that may become payable to ARC II and certain members of our management team and directors, as applicable, may influence our decisions about dispositions of our investments or the listing of our shares of our common stock on a national securities exchange.

We may be required to make subordinated incentive payments or subordinated distributions with respect to our proposed follow-on offering, to ARC II and certain members of our management team and directors, as applicable, upon the sale of certain of our assets or the listing of our shares of our common stock on a national securities exchange, if the performance thresholds for stockholder returns required for each are met. As a result of the requirements to make these subordinated incentive payments or subordinated distributions, our independent directors may determine that it is not the best interest of our stockholders to sell certain assets or list our shares of our common stock, even though, but for the requirement to make these payments or distributions, such sale or listing would be in the best interest of our stockholders. The requirement to make these incentive payments and distributions could influence the decision-making of our independent directors with respect to investments or dispositions or listing our shares of common stock on a national securities exchange.

Risks Related to Our Organizational Structure

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of our common stock. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of large block of our securities; or

•	removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Our board of directors may change our investment objectives without seeking stockholder approval.

Our charter permits our board of directors to change our investment objectives without seeking stockholder approval. Although our board of directors has fiduciary duties to our stockholders and intends only to change our investment objectives when our board of directors determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors and our officers for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have agreed to indemnify each of our directors, some of our executive officers and two of our former officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify or hold harmless our directors unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

Certain provisions of Maryland law could restrict a change in control even if a change in control was in our stockholders’ interests.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10.0% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80.0% of the votes entitled to be cast by holders of our outstanding shares of our common stock and two-thirds of the votes entitled to be cast by holders of shares of our common stock other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to continue to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to stockholders and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act, either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, we may be required to impose limitations on our investment activities. In particular, we may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, we will monitor our investments in other real estate related assets to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, we may be required to limit the percentage of our assets represented by other real estate related assets.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our management team, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.

Your investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including our contemplated follow-on offering, issuances under our distribution reinvestment plan and up to 200,000,000 shares of any preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities under our 2006 Incentive Plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.

To the extent we issue additional equity interests after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real properties and real estate related investments, you may also experience dilution in the book value and fair market value of your shares.

Your ability to control our operations is severely limited.

Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. Under our charter and Maryland law, you will have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of our shares of stock, increase or decrease the number of our shares of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Your interests may be diluted in various ways, which may reduce your returns.

Our board of directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities to: (1) persons from whom we purchase properties, as part or all of the purchase price of the property, or (2) our former advisor in lieu of cash payments required under the expired advisory agreement or other contract or obligation. Our board of directors, in its sole discretion, may determine the value of any common stock or other equity securities issued in consideration of properties or services provided, or to be provided, to us, except that while shares of our common stock are offered by us to the public, the public offering price of the shares of our common stock will be deemed their value.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment.

We are subject to risks generally incident to the ownership of real property, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict further deterioration in national, regional or local economic, demographic or real estate market conditions. The current recession or an increase in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to our stockholders or reduce the value of your investment.

If we acquired real estate at a time when the real estate market was experiencing substantial influxes of capital investment and competition for income producing properties, the real estate investments we have made may not appreciate or may decrease in value.

Until fairly recently, the real estate market has experienced a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may have resulted in inflated purchase prices for such assets. To the extent we purchased or in the future purchase real estate in such an environment, we are subject to the risk that the real estate market may cease to attract the same level of capital investment in the future, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If we sell one of our properties during liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Competition with third parties in acquiring properties and other investments may reduce our profitability and you may experience a lower return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to our stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

We may incur additional costs in acquiring or re-leasing properties which could adversely affect the cash available for distribution to you.

We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to you.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to our stockholders.

Our real estate investments are concentrated in medical office or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.

As a REIT, we invest primarily in real estate. Within the real estate industry, we primarily acquire or selectively develop and own medical office buildings and healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.

The downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings and healthcare-related facilities.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as we determine that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our Chief Executive Officer and our board of directors will exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Terrorist attacks may negatively affect our operations and our stockholders’ investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of constructions or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we are subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we own and operate real estate, we are subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.

Our medical office buildings and healthcare-related facilities often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.

Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. Some of our leases generally provide that the property taxes or increases therein, are charged to the tenants as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Risks Related to the Healthcare Industry

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders.

Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.

In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Some tenants of our medical office buildings and healthcare-related facilities are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continued pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.

These factors may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may experience adverse effects as a result of potential financial and operational challenges faced by the operators of our senior healthcare facilities.

Operators of our senior healthcare facilities may face operational challenges from potentially reduced revenue streams and increased demands on their existing financial resources. Our skilled nursing operators’

revenues are primarily derived from governmentally-funded reimbursement programs, such as Medicare and Medicaid. Accordingly, our facility operators are subject to the potential negative effects of decreased reimbursement rates offered through such programs. Our operators’ revenue may also be adversely affected as a result of falling occupancy rates or slow lease-ups for assisted and independent living facilities due to the recent turmoil in the capital debt and real estate markets. In addition, our facility operators may incur additional demands on their existing financial resources as a result of increases in senior healthcare operator liability, insurance premiums and other operational expenses. The economic deterioration of an operator could cause such operator to file for bankruptcy protection. The bankruptcy or insolvency of an operator may adversely affect the income produced by the property or properties it operates. Our financial position could be weakened and our ability to make distributions could be limited if any of our senior healthcare facility operators were unable to meet their financial obligations to us.

Our operators’ performance and economic condition may be negatively affected if they fail to comply with various complex federal and state laws that govern a wide array of referrals, relationships and licensure requirements in the senior healthcare industry. The violation of any of these laws or regulations by a senior healthcare facility operator may result in the imposition of fines or other penalties that could jeopardize that operator’s ability to make payment obligations to us or to continue operating its facility. In addition, legislative proposals are commonly being introduced or proposed in federal and state legislatures that could affect major changes in the senior healthcare sector, either nationally or at the state level. It is impossible to say with any certainty whether this proposed legislation will be adopted or, if adopted, what effect such legislation would have on our facility operators and our senior healthcare operations.

The unique nature of our senior healthcare properties may make it difficult to lease or transfer such properties and, as a result, may negatively affect our performance.

Senior healthcare facilities present unique challenges with respect to leasing and transferring the same. Skilled nursing, assisted living and independent living facilities are typically highly customized and may not be easily modified to accommodate non-healthcare related uses. As a result, these property types may not be suitable for lease to traditional office tenants or other healthcare tenants with unique needs without significant expenditures or renovations. These renovation costs may materially adversely affect our revenues, results of operations and financial condition. Furthermore, because transfers of healthcare facilities may be subject to regulatory approvals not required for transfers of other types of property, there may be significant delays in transferring operations of senior healthcare facilities to successor operators. If we are unable to efficiently transfer our senior healthcare properties our revenues and operations may suffer.

Risks Related to Investments in Other Real Estate Related Assets

We do not have substantial experience in acquiring mortgage loans or investing in other real estate related assets, which may result in our other real estate related asset investments failing to produce returns or incurring losses.

None of our officers have substantial experience in acquiring mortgage loans or investing in the other real estate related assets in which we may invest. We may make such investments to the extent that our board of directors determines that it is advantageous for us to do so. Our lack of expertise in making other real estate related asset investments may result in our other real estate related asset investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in the common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate.” If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

We expect a portion of our other real estate related asset investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase other real estate related assets in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Interest rate and related risks may cause the value of our other real estate related asset investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our other real estate related asset investments.

If we liquidate prior to the maturity of our other real estate asset investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our other real estate related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Related to Debt Financing

We have and intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have and intend to continue to finance a portion of the purchase price of our investments in real estate and other real estate related assets by borrowing funds. We anticipate that, after an initial phase of our operations when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 60.0% of our properties’ and other real estate related assets combined fair market value of our assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300.0% of the value of our net assets, without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-case reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the sum of (a) the aggregate cost of our real property investments before non-cash reserves and depreciation and (b) the aggregate cost of our investments in other real estate related assets. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Interest we pay on our debt obligations reduces cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.

We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. To the extent we borrow at fixed rates or enter into fixed interest rate swaps we will not benefit from reduced interest expense if interest rates decrease.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Hedging activity may expose us to risks.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We have and may continue to finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to you because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Risks Related to Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we have and may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we have and may continue to enter into joint ventures with third parties. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Federal Income Tax Risks

Failure to continue to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We qualified to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT. To remain qualified as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to continue to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will enable us to satisfy the requirements for such qualification commencing with our taxable year ending December 31, 2006. This opinion, however, has not been updated. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of law existing at the time of the opinion and therefore could be subject to modification or withdrawal based on subsequent legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

To continue to qualify as a REIT and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of our operating partnership or an underlying property owner could also threaten our ability to maintain our REIT status.

You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends.

Tax legislation enacted in 2003 and 2006 generally reduces the maximum tax rate for qualified dividends paid by corporations to individuals to 15.0% through 2010. Dividends paid by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15.0% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt stockholders may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt stockholder with respect to our common stock would constitute unrelated business taxable income if the stockholder incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Changes to federal income tax laws or regulations could adversely affect stockholders.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.

A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will continue to qualify as a “domestically controlled” REIT. If we were to fail to continue to so qualify, gain realized by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.

A foreign stockholder also may be subject to FIRPTA upon the payment of any capital gain dividends by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests.

Employee Benefit Plan and IRA Risks

We, and our stockholders that are employee benefit plans or individual retirement accounts, or IRAs, will be subject to risks relating specifically to our having employee benefit plans and IRAs as stockholders, which risks are discussed below. The “Employee Benefit Plan and IRA Considerations” section of this prospectus provides a more detailed discussion of these employee benefit plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension, profit-sharing trusts or IRAs investing in our common stock. If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan or IRA; and

•	your need to value the assets of the plan annually in accordance with ERISA and the Internal Revenue Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, trustees or others purchasing shares should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan or IRA purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	changes in the credit markets and the impact of such changes on our ability to obtain debt financing;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•	tenant and mortgage loan delinquencies, defaults and tenant bankruptcies;

•	availability and creditworthiness of prospective tenants; and

•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell the maximum number of shares offered pursuant to the primary offering. The number of shares of our common stock offered pursuant to our primary offering may vary from this assumption since we have reserved the right to reallocate the shares offered between the primary offering and the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share. The table below assumes that we reach the maximum offering of $2,000,000,000 by selling 200,000,000 shares at $10.00 per share pursuant to our primary offering.

We have not given effect to any special sales or volume discounts that could reduce the selling commissions or marketing support fees for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in the DRIP. As long as our shares are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares pursuant to the DRIP will be used to fund repurchases of shares under our share repurchase plan. Because we do not pay selling commissions or marketing support fees or reimburse due diligence expenses for shares sold pursuant to the DRIP, we receive greater net proceeds from the sale of shares in the DRIP than in the primary offering. As a result, if we reallocate shares from the DRIP to the primary offering, our net proceeds could be less.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 88.5% of the money you invest will be used to buy investments in real property and other real estate related assets and pay related acquisition fees and expenses, while we expect that up to the remaining 11.5% will be used to pay expenses and fees, including the payment of organizational and offering expenses for this offering.

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The fees set forth below may not be increased without approval of the independent directors.

	Maximum Offering
	Amount	Percent

Gross Offering Proceeds	$2,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions	140,000,000	7.0
Marketing Support Fee	50,000,000	2.5
Due Diligence Reimbursement	10,000,000	0.5
Organizational and Offering Expenses(1)	30,000,000	1.5

Amount Available for Investment(2)	$1,770,000,000	88.5%

Less Acquisition Costs:
Acquisition Fees(3)	$34,466,000	1.7%
Acquisition Expenses(4)	8,000,000	0.4
Initial Working Capital Reserve(5)	—	—

Amount Invested in Properties	$1,727,534,000	86.4%

(1)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our former advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which includes, but is not limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering. A portion of our organizational and offering expenses may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 5110. We are responsible for all organizational and offering expenses we incur after expiration of the advisory agreement. We estimate that total organizational and offering expenses will be approximately 1.5% of the aggregate gross proceeds from our primary offering.

(2)	Until required in connection with the acquisition of real estate investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)	Acquisition fees paid by any party to any person in connection with the purchase, development or construction of real properties. Acquisition fees do not include acquisition expenses. Until October 24, 2008, we paid our former advisor or its affiliate acquisition fees of 3.0% of the contract purchase price of properties we acquired. Effective October 24, 2008, we paid acquisition fees calculated as follows: for the first $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us, 2.5% of the contract purchase price of each such property; for the second $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us, 2.0% of the contract purchase price of each such property, which amount is subject to downward adjustment, but not below 1.5%, based on reasonable projections regarding the anticipated amount of net proceeds to be received in this offering; and for above $750,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us, 2.25% of the contract purchase price of each such property. Additionally, we paid an acquisition fee in connection with the acquisition of other real estate related assets in an amount equal to 1.5% of the amount funded to acquire or originate each such real estate related security. Our former advisor or its affiliates may be entitled to receive these acquisition fees for properties and other real estate related assets acquired with funds raised in this offering, including acquisitions completed after the expiration of the advisory agreement, subject to certain conditions. We do not currently intend to acquire properties in the development phase and will not pay any fees based on development costs. For purposes of this table, we have assumed that we do not pay any additional acquisition fees to our former advisor and we intend to use our employees for acquisition services. As a result, we have estimated that total acquisition fees will be approximately 1.7% of the aggregate gross proceeds from our primary offering. These assumptions may change due to different factors including the extent to which we invest in other real estate related assets. To the extent that we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the amounts invested in real properties will exceed the amount stated above.

(4)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. Reimbursement of acquisition expenses paid to our former advisor and its affiliates, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of properties we evaluate and acquire with proceeds raised through the efforts of our former advisor. The reimbursement of acquisition fees and expenses, including real estate commissions paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of the disinterested directors and by a majority of the disinterested independent directors.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA

Investment Objectives

Our investment objectives are:

•	to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our investments upon our ultimate sale of such investments; and

•	to be prudent, patient and deliberate, taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related facilities. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008 and first half of 2009, we opted not to proceed with certain acquisitions which we determined merited re-pricing. We renegotiated other potential acquisitions to lower pricing points. As of June 30, 2009, we had cash on hand of over $390 million, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare-related facilities at favorable pricing.

We cannot assure you that we will attain these objectives or that our capital will not decrease. Our board of directors may change our investment objectives if it determines it is advisable and in the best interests of our stockholders. Decisions relating to the purchase or sale of investments will be made internally by our Chief Executive Officer and our board of directors.

Investment Strategy

We seek to invest in a diversified portfolio of real estate and other real estate related assets, focusing primarily on investments that produce recurring income. Our real estate investments focus on medical office buildings and healthcare related facilities. We have also invested to a limited extent in quality commercial office buildings and other real estate related assets. However, we do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. Our investments in other real estate related assets will generally focus on forms of mortgage debt, common and preferred stock of public or private real estate companies, and certain other securities. We seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in other real estate related assets. See “— Investment Company Act Considerations” below.

In addition, when and as we determine appropriate, the portfolio may also include properties in various stages of development other than those producing recurring income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no recurring income. We make this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both recurring income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, we seek to invest in properties with the following attributes:

•	Quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We focus on local or regional markets that have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of growth in cash flow and preservation of capital and stability.

•	Cash Flow. We seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire depends upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

Real Property Investments

We invest in and intend to continue to invest in a diversified portfolio of properties, focusing primarily on properties that produce recurring income. We generally seek investments in medical office buildings and healthcare-related facilities.

We generally seek to acquire properties of the types described above that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described above for a particular property type.

The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

Our investments in real estate generally take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties, or other persons. See “— Joint Venture Investments” below.

In addition, we may purchase properties and lease them back to the sellers of such properties. We will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

Our obligation to close a transaction involving the purchase of a real property asset is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our management;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.

In determining whether to purchase a particular property, we may, in circumstances in which we deem it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased. We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay us in cash a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

We will not purchase or lease properties in which our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.

We obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

Medical Office Buildings and Healthcare-Related Facilities

We invest and intend to continue to invest a portion of the net proceeds available for investment in medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals long-term acute care centers, surgery centers, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. The market for medical office buildings and healthcare-related facilities in the United States continues to expand.

According to the U.S. Department of Health and Human Services, from 1960 to 2007, healthcare spending as a percent of the U.S. gross domestic product (GDP) has increased 11.0%, from 5.2% to 16.2%. Such national healthcare expenditures are projected to reach 20.3% of GDP by 2018, as set forth in the below chart. Similarly, overall healthcare expenditures have risen sharply since 2003. In 2008, healthcare expenditures are projected to total $2.4 trillion and are expected to grow at a relatively stable rate of approximately 6.2% per year to reach $4.4 trillion by 2018, as shown below.

National Healthcare Expenditures
(2003-2018)

We believe that demand for medical office buildings and healthcare-related facilities will increase due to a number of factors, including:

•	Advances in medical technology will continue to enable healthcare providers to identify and treat once fatal ailments and will improve the survival rate of critically ill and injured patients who will require continuing medical care. Along with these technical innovations, the U.S. population is growing older and living longer. In addition, according to the Centers for Disease Control and Prevention, from 1950 to 2005, the average life expectancy at birth increased from 68.2 years to 77.8 years. By 2050, the average life expectancy at birth is projected to increase to 83.1 years, according to the U.S. Census Bureau.

•	Between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40 million to nearly 88.5 million people, as reflected in the below chart. Similarly, the 85 and older population is expected to more than triple, from 5.4 million in 2008 to 19.0 million between 2008 and 2050. The number of older Americans is also growing as a percentage of the total U.S. population as the “baby boomers” enter their 60s. In 2010, the number of persons older than 65 will comprise 13.0% of the total U.S. population and is projected to grow to 20.2% by 2050, as reflected in the below chart.

Projected U.S. Population Aged 65+
(2010-2050)

Based on the information above, we believe that healthcare expenditures for the population over 65 years of age will continue to rise as a disproportionate share of healthcare dollars is spent on older Americans. This older population group will increasingly require treatment and management of chronic and acute health ailments. This increased demand for healthcare services will create a substantial need for the development of additional medical office buildings and healthcare-related facilities in many regions of the U.S. We believe this will result in a substantial increase in suitable, quality properties meeting our acquisition criteria.

•	According to the U.S. Department of Labor’s Bureau of Labor Statistics, the healthcare industry was the largest industry in the U.S. in 2006, providing 14 million jobs. Healthcare-related jobs are among the fastest growing occupations, accounting for 7 of the 20 fastest growing occupations. The Bureau of Labor and Statistics estimates that healthcare will generate 3 million new wage and salary jobs between 2006 and 2016, more than any other industry. Wage and salary employment in the healthcare industry is projected to increase 22% through 2016, compared with 11% for all industries combined. Despite the downturn in the economy and widespread job losses in most industries, the healthcare industry has not been impacted. In February 2009, there were 27,000 new healthcare-related jobs according to the Bureau of Labor and Statistics. We expect the increased growth in the healthcare industry will correspond with a growth in demand for healthcare-related facilities.

•	Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. The costs associated with regulatory compliance have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•	Physicians are increasingly forming practice groups. To increase the numbers of patients they can see and thereby increase market share, physicians have formed and are forming group practices. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. This increase in the number of group practices has led to the construction of new medical facilities in which the groups are housed and provide medical services.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.

We believe the confluence of these factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•	De-Centralization and Specialization. There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. Continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•	Increasing Regulation. Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•	Modernization. Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•	Redeployment of Capital. Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•	Physician Practice Ownership. Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific diseases. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. These regulations, for example, prohibit physicians from referring patients to entities in which they have investment interests and prohibit hospitals from leasing space to physicians at below market rates. As a result, healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This environment creates investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low. While the current regulatory environment is positive for healthcare operators, there is uncertainty as to the future of government policies and its potential impact on healthcare provider profitability.

Demographic Investing

We incorporate a demographic-based investment approach to our overall investment strategy. This approach allows us to consider demographic analysis when acquiring our properties. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing will assist us in investing in the properties utilized by the industries that serve the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.

Age.  Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

•	Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group states that this group controls 75% of the United States’ assets.

•	Echo boomers — Born between 1982 and 1994, represent the children of the boomers.

Essential Needs.  We believe that each of these population groups shares a need for greater healthcare services:

•	Seniors — Americans over 65 are living longer, healthier, and more active lives than previous generations though we believe this group is still responsible for much of the nation’s healthcare spending. According to the U.S. Census Bureau, the majority of this group has at least one chronic medical condition and more than half has two chronic conditions.

•	Boomers — This aging population, currently the largest, is expected to live longer than prior generations and manage more chronic and complex medical conditions, according to the U.S. Census Bureau and the American Hospital Association and First Consulting Group. According to the American

Hospital Association and First Consulting Group, boomers are spending more money on healthcare, such as elective and preventative procedures due to new technology and medical advances.

•	Echo Boomers — This group is on a path towards chronic health conditions according to a University of New Hampshire study. Additionally, they represent a large part of the overall U.S. population. Like their parents generation (boomers), this group may be more likely to live longer and more active lives than earlier generations of Americans.

Geographic Regions.  The concentrations and migrations of population groups may lay the groundwork for current and future consumption patterns. In recent years, the largest proportionate increases in the senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. According to the U.S. Census Bureau, most of the population increase between 1995 and 2025 is expected to continue in the South and West, as reflected in the below chart. Between 1995 and 2025, the two regions are each expected to increase by more than 29 million persons; combined, the regions are projected to account for 82% of the 72 million persons added to the U.S. population over the next 30 years. As populations in these states grow, the need for more healthcare facilities and properties will likely increase.

States with the Largest Projected Population Increase
(1995-2025)

Joint Venture Investments

We have and may continue to enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, we will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant-in-common syndications or transactions.

Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors — Risks Related to Joint Ventures — We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”

We may only enter into joint ventures with any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions that are no less favorable than those that would be available to unaffiliated third parties.

Investments in Other Real Estate Related Assets

We may invest in the following types of other real estate related assets: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other assets may include, but are not limited to, mezzanine loans and bridge loans.

We will have substantial discretion with respect to the selection of other real estate related investments. Our charter provides that we may not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of other real estate related asset investments to make, we will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities and mortgage debt). Within this framework, we will evaluate specific criteria for each prospective investment in other real estate related asset including:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high recurring income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our investments in other real estate related assets, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related asset or pool of other real estate related assets. However, we do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. The specific number and mix of other real estate related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our other real estate related assets and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Borrowing Policies

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and other real estate related assets. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

By operating on a leveraged basis, we have more funds available for our investments. This generally allows us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

We will use our best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from borrowing money from any of our directors unless such loan is approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each investment in property or other real estate related assets we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for other real estate related assets is expected to be shorter than the holding period for real property assets. An investment in a property or other real estate related asset may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our management and board of directors, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our board of directors, the sale of the investment is in our best interests.

The determination of whether an investment in a particular property or other real estate related asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations — Failure to Maintain Qualification as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Property Management

We recently completed a competitive bidding process and have engaged five nationally recognized and experienced property management groups, CB Richard Ellis Memphis, LLC, PM Realty Group, Hokanson Companies, Inc., Plaza Del Rio Management Corp and Nath Management Inc., for those portfolio properties requiring external property management, subject to our performance standards and oversight. These firms will manage approximately 60% of our portfolio’s assets with fees at market rates, and the remaining 40% will be supported in-house. We selected these property management groups based on geographic expertise, each to serve five geographically diverse territories, as we have defined them. We transitioned to the new property management companies on August 31, 2009. We implemented the customized property management structure to improve property operational performance at the asset and service provider levels, including the elimination of oversight fees.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan, which is at our sole discretion. However, in the future, our board of directors will also consider various forms of liquidity events, including but not limited to (1) a listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of holders of a majority of our outstanding shares of common stock.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion of these risks. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that many of our leases will generally have terms of five or more years, some of which may have renewal options.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which requires approval of our board of directors and our stockholders. Until our common stock is listed, unless our charter is amended, we will not:

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real properties;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors or any of their respective affiliates;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares to any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest;

•	invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title; or

•	engage in the business of underwriting or the agency distribution of securities issued by other persons.

In addition, we do not intend to invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90.0% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25.0% of our net assets.

Change in Investment Objectives and Policies

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Our investment objectives and policies may be altered by our board of directors without the approval of the stockholders.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Related to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.”

Real Estate Acquisitions

We continually evaluate various potential investments and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or make a material investment in other real estate related assets, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or securities investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property or other real estate related asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

We will continually review our investment activity and take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, we will monitor our investments in other real estate related assets to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, we may be required to limit the percentage of our assets represented by other real estate related assets. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an investment company. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors — Risks Related to Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, to manage our day-to-day operations and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have six members on our board of directors. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of our company or our affiliates and has not otherwise been affiliated with us for the previous two years. We currently have five “independent directors,” as defined by our charter.

Directors are elected annually and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions.

Duties of Directors

Our charter was reviewed and ratified by a unanimous vote of our directors, including our independent directors. The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate properties and other real estate related assets, (2) allocation of percentages of capital to be invested in medical office properties and healthcare-related facilities, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real property acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to management in connection with the purchase and disposition of other real estate related assets that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution policy and declaring distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•	approving a liquidity event, such as the listing of our shares on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors meet quarterly or more frequently if necessary in order to discharge their duties.

The directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance to assure that such policies are carried out.

Our independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with any of our directors or any of their affiliates.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee, an investment committee and a risk management committee.

Audit Committee.   Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors. The audit committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors. Mr. DeWald currently serves as the chairman and has been designated as the audit committee financial expert.

Compensation Committee.  The primary responsibilities of our compensation committee are to advise the board on compensation policies, establish performance objectives for our executive officers, review and recommend to our board of directors the appropriate level of director compensation and annually review our compensation strategy and assess its effectiveness. Under our compensation committee charter, the compensation committee will always be comprised solely of independent directors. The compensation committee is currently comprised of Messrs. Blair, Fix and Wescombe, all of whom are independent directors. Mr. Wescombe currently serves as the chairman.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee’s primary purposes are to identify qualified individuals to become board members, to recommend to the board the selection of director nominees for election at the annual meeting of stockholders, to make recommendations regarding the composition of the board of directors and its committees, to assess director independence and board effectiveness, to develop and implement corporate governance guidelines and to oversee our compliance and ethics program. The nominating and corporate governance committee is currently comprised of Messrs. Blair, Fix and Mathis, all of whom are independent directors. Mr. Fix currently serves as the chairman.

Investment Committee.  Our investment committee’s primary function is to assist the board of directors in reviewing proposed acquisitions. The investment committee has the authority to reject but not to approve proposed acquisitions, which must receive the approval of the board of directors. The investment committee is currently comprised of Messrs. Blair, Fix, Peters and Wescombe. Messrs. Blair, Fix and Wescombe are independent directors. Mr. Blair currently serves as the chairman.

Risk Management Committee.  Our risk management committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing, assessing and discussing with our management team, general counsel and auditors: (1) material risks or exposures associated with the conduct of our business; (2) internal risk management systems management has implemented to identity, minimize, monitor or manage such risks or exposures; and (3) management’s policies and procedures for risk management. The risk management committee is currently comprised of Messrs. Blair, DeWald and Mathis, all of whom are independent directors. Mr. Mathis currently serves as the chairman.

Directors and Executive Officers

As of the date of this prospectus, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age	Position

Scott D. Peters	51	Chief Executive Officer, President and Chairman of the Board
Kellie S. Pruitt	43	Chief Accounting Officer, Secretary and Treasurer
Mark D. Engstrom	49	Executive Vice President — Acquisitions
Christopher E. Balish	46	Senior Vice President — Asset Management
Kelly T. Hogan	31	Controller and Assistant Secretary
W. Bradley Blair, II	65	Independent Director
Maurice J. DeWald	69	Independent Director
Warren D. Fix	70	Independent Director
Larry L. Mathis	65	Independent Director
Gary T. Wescombe	66	Independent Director

Scott D. Peters has served as our Chairman of the Board since July 2006, Chief Executive Officer since April 2006 and President since June 2007. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC from July 2006 until July 2008. He served as the Executive Vice President of Grubb & Ellis Apartment REIT, Inc. from January 2006 to November 2008 and served as one of its directors from April 2007 to June 2008. He also served as the Chief Executive Officer, President and a director of Grubb & Ellis Company, or Grubb & Ellis, our sponsor, from December 2007 to July 2008, and as the Chief Executive Officer, President and director of NNN Realty Advisors from its formation in September 2006 and as its Chairman of the Board from December 2007 to July 2008. NNN Realty Advisors became a wholly owned subsidiary of Grubb & Ellis upon its merger with Grubb & Ellis in December 2007. Mr. Peters also served as the Chief Executive Officer of Grubb & Ellis Realty Investors from November 2006 to July 2008, having served from September 2004 to October 2006, as the Executive Vice President and Chief Financial Officer. From December 2005 to January 2008, Mr. Peters also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006. From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded REIT. Mr. Peters received a B.B.A. degree in accounting and finance from Kent State University.

Kellie S. Pruitt has served as our Chief Accounting Officer and principal accounting officer since January 2009 and our principal financial officer since March 2009. She has also served as our Assistant Secretary since March 2009, as our Treasurer since April 2009 and as our Secretary since July 2009. Ms. Pruitt also served as our Controller for a portion of January 2009. From September 2007 to December 2008, she served as the Vice President, Financial Reporting and Compliance, for Fender Musical Instruments Corporation. Prior to joining Fender Musical Instruments Corporation in 2007, Ms. Pruitt served as Senior Manager at Deloitte & Touche LLP, from 1995 to 2007, serving both public and privately held companies primarily concentrated in the real estate and consumer business industries. She graduated from the University of Texas, where she received a B.A. degree in Accounting and is a member of the AICPA. Ms. Pruitt is a Certified Public Accountant licensed in Arizona and Texas.

Mark D. Engstrom has served as our Executive Vice President — Acquisitions since July 2009. From February 2009 to July 2009, Mr. Engstrom served as our independent consultant providing acquisition and asset management support. Mr. Engstrom has 22 years of experience in organizational leadership, acquisitions, management, asset management, project management, leasing, planning, facilities development, financing, and establishing industry leading real estate and facilities groups. From 2006 through 2009, Mr. Engstrom was the Chief Executive Officer of Insite Medical Properties, a real estate services and investment company. From 2001 through 2005, Mr. Engstrom served as a Manager of Real Estate Services for Hammes Company and created a new business unit within the company which was responsible for providing asset and property management. Mr. Engstrom graduated in 1983 from Michigan State University with a Bachelor of Arts degree in Pre-Law and Public Administration. In 1987 he graduated with a Masters Degree in Hospital and Healthcare Administration from the University of Minnesota.

Christopher E. Balish has served as our Senior Vice President of Asset Management since May 2009. Mr. Balish has over 23 years of experience in asset and property management, leasing and organizational development. From September 2006 to May 2009 he served as the First Vice President — Management Services at Lauth Property Group’s 10.8 million square foot portfolio. He also served as the General Manager of the Taubman Group from September 2005 to September 2006 and the Chief Operations Officer of the RMC Property Group from June 2003 to September 2005. Prior to that, he served various other asset management roles at Corporex, Cushman Wakefield and Equity Office Properties. Chris graduated from Western Michigan University in 1984 where he earned a double major for Bachelor of Science in Business Management-Finance and a Bachelor of Science in Communications Arts & Science.

Kelly T. Hogan has served as our Controller since February 2009 and our Assistant Secretary since July 2009. From 2002 to 2008, she served as an Audit Manager at Deloitte & Touche LLP, in both their Phoenix and Minneapolis offices, where she performed financial statement audits of both public and privately held companies and spent three of those years as an Audit Manager of a publicly registered REIT. Prior to joining Deloitte & Touche LLP in 2002, Ms. Hogan served as an Accountant at Arthur Andersen from 2000 to 2002. She graduated cum laude from the University of St. Thomas in St. Paul, Minnesota with a B.A. degree in Accounting. Ms. Hogan is a Certified Public Accountant licensed in Arizona and Minnesota.

W. Bradley Blair, II has served as an independent director of our company since September 2006. Mr. Blair served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. from the time of its formation and initial public offering in 1997 as a REIT until his resignation and retirement in November 2007. During such term, Mr. Blair managed the acquisition, operation, leasing and disposition of the assets of the portfolio. From 1993 until February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the Managing Partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Currently, Mr. Blair operates the Blair Group consulting practice, which focuses on real estate acquisitions and finance. Mr. Blair received a B.S. degree in Business from Indiana University and a Juris Doctorate degree from the University of North Carolina School of Law. Mr. Blair serves as the chairman of the investment committee.

Maurice J. DeWald has served as an independent director of our company since September 2006. He has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992, where the primary focus has been in both the healthcare and technology sectors. Mr. DeWald also serves as a Director of Mizuho Corporate Bank of California, Advanced Materials Group, Inc. and as Chairman of Integrated Healthcare Holdings, Inc. Mr. DeWald also previously served as a Director of Tenet Healthcare Corporation as well as ARV Assisted Living, Inc. From 1962 to 1991, Mr. DeWald was with the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of their board of directors as well as the managing partner of Orange County and Los

Angeles California offices as well as its Chicago office. Mr. DeWald has served as Chairman and Director of both the United Way of Greater Los Angeles and the United Way of Orange County California. Mr. DeWald received a B.B.A. degree in Accounting and Finance from the University of Notre Dame in Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant. Mr. DeWald serves as chairman of the audit committee.

Warren D. Fix has served as an independent director of our company since September 2006. He is the Chairman of FDW, LLC, a real estate investment and management firm. Mr. Fix also serves as a director of Clark Investment Group, Clark Equity Capital, The Keller Financial Group, First Foundation Bank and Accel Networks. Until November of 2008, when he completed a process of dissolution, he served for five years as the Chief Executive Officer of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its Executive Vice President, Chief Financial Officer and Secretary since 1995. During his tenure with Candlewood Hotel Company, Inc., Mr. Fix oversaw the development of a chain of extended-stay hotels, including 117 properties aggregating 13,300 rooms. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancing. Mr. Fix has been a Partner in The Contrarian Group, a business management company since December 1992. From 1989 to December 1992, Mr. Fix served as President of The Pacific Company, a real estate investment and a development company. During his tenure at The Pacific Company, Mr. Fix was responsible for the development, acquisition and management of an apartment portfolio comprising in excess of 3,000 units. From 1964 to 1989, Mr. Fix held numerous positions, including Chief Financial Officer, within The Irvine Company, a major California-based real estate firm that develops residential property, for-sale housing, apartments, commercial, industrial, retail, hotel and other land related uses. Mrs. Fix was one of the initial team of ten professionals hired by The Irvine Company to initiate the development of 125,000 acres of land in Orange County, California. Mr. Fix is a Certified Public Accountant. He received a B.A. degree from Claremont McKenna College in California and is a graduate of the UCLA Executive Management Program, the Stanford Financial Management Program and the UCLA Anderson Corporate Director Program. Mr. Fix serves as chairman of the nominating and corporate governance committee.

Larry L. Mathis has served as an independent director of our company since April 2007. Since 1998 he has served as an executive consultant with D. Peterson & Associates in Houston, Texas, providing counsel to select clients on leadership, management, governance, and strategy and is the author of The Mathis Maxims, Lessons in Leadership. For over 35 years, Mr. Mathis has held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States. Mr. Mathis is the founding President and Chief Executive Officer of The Methodist Hospital System in Houston, Texas, having served that institution in various executive positions for 27 years, the last 14 years before his retirement in 1997 as Chief Executive Officer. During his extensive career in the healthcare industry, he has served as a member of the board of directors of a number of national, state and local industry and professional organizations, including Chairman of the board of directors of the Texas Hospital Association, the American Hospital Association and the American College of Healthcare Executives, and has served the federal government as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission. From 1997 to 2003, Mr. Mathis was a member of the board of directors and Chairman of the compensation committee of Centerpulse, Inc., and from 2004 to present a member of the board and Chairman of the nominating and governance committee of Alexion Pharmaceuticals, Inc., both U.S. publicly traded companies. Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg State University in Kansas and an M.A. degree in Health Administration from Washington University in St. Louis. Mr. Mathis serves as chairman of the risk management committee.

Gary T. Wescombe has served as an independent director of our company since October 2006. He manages and develops real estate operating properties through American Oak Properties, LLC, where he is a Principal. He is also director, Chief Financial Officer and Treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a Partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from

1970 to 1999. In addition, Mr. Wescombe also served as a director of G REIT, Inc. from December 2001 to January 2008 and has served as Chairman of the trustees of G REIT Liquidating Trust since January 2008. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University, San Jose in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. Mr. Wescombe serves as chairman of the compensation committee.

Compensation of Directors and Officers

Executive Compensation

2008 Compensation Program Objectives

Our compensation committee was formed in August 2008 in anticipation of potentially hiring future employees resulting from the board’s review of our organizational structure. As a result, for the majority of 2008, we did not have, nor did our board of directors consider, a compensation policy or program for our executive officers. As we expand our employee base, our compensation committee expects to continue to develop and refine our compensation program and objectives, as further described below under “2009 Changes in Executive Compensation Program and Arrangements.”

During 2008, Mr. Peters was the only executive officer employed by us. Each of our other executive officers was employed by our former advisor or its affiliates, and was compensated by these entities for their services to us. Mr. Peters served as our Chief Executive Officer and President on a full-time consultant basis from July 2008 until November 2008, when we entered into an employment agreement with him as part of our transition to self-management.

In designing Mr. Peters’ initial compensation package, our objective was to provide compensation that directly relates to, incentivizes and rewards his contributions to our operating and financial performance, the overall growth of our company and the transition toward self-management. We also are mindful of the importance of retaining qualified leadership.

How We Determined Mr. Peters’ Initial Compensation Package in 2008

In setting the terms of Mr. Peters’ compensation package, our compensation committee considered Mr. Peters’ past, present and anticipated future contributions to us, as well as the compensation arrangements and practices within the REIT industry.

•	Mr. Peters has played an integral role with our company since 2006 as its founder, his past executive experience and length of service with our company was the primary factor considered by our compensation committee in setting his initial pay. Our compensation committee also considered Mr. Peters’ leadership role in our transition to a self-management structure.

•	The compensation committee also considered the NAREIT 2008 Compensation Survey for the chief executive officer position, or the “NAREIT Survey, as well as a report provided by Christenson Advisors, the independent compensation consultant engaged by the compensation committee. The compensation consultant’s report provided information regarding the compensation packages of chief executive officers of REITs with a total capitalization of approximately $1 billion to $2 billion. The compensation consultant’s report was not based on a formal benchmarking analysis but rather upon surveys and its knowledge of the industry. The compensation committee did not target Mr. Peters’ compensation to be at the median or any other specific level of compensation within the surveyed group(s). Rather, the compensation committee used both the NAREIT Survey and the consultant’s report to evaluate whether Mr. Peters’ compensation would be reasonable as compared to the compensation provided by our competitors.

As we transitioned to self-management, our compensation committee felt that it was important to preserve discretion to change Mr. Peters’ compensation arrangement, including, among other things, to implement performance guidelines and objectives; provided, however, that the compensation committee agreed not to decrease Mr. Peters’ base salary by more than twenty percent. As a result, in connection with its approval of Mr. Peters’ initial compensation package, our compensation committee reserved the right to review and revise the terms of such arrangement. As discussed below under “2009 Changes in Executive Compensation Arrangements,” our compensation committee changed the terms of his employment arrangement and compensation, effective July 1, 2009.

Elements of Mr. Peters’ 2008 Compensation

During 2008, the key elements of compensation for Mr. Peters were base salary, annual bonus and long-term equity incentive awards, as described in more detail below. In addition to these key elements, Mr. Peters was entitled to severance in the event we terminated his employment without cause before November 1, 2010. We refer to Mr. Peters’ employment agreement that was in place from November 14, 2008, through July 1, 2009, as the 2008 Employment Agreement.

Base Salary.  Base salary provides the fixed portion of compensation for Mr. Peters and is intended to reward core competence in his role relative to skill, experience and contributions to our Company. Mr. Peters’ initial base salary was $350,000. As noted above, in determining Mr. Peters’ 2008 base salary, our compensation committee considered his history with our company, his increased responsibilities and oversight, with a particular focus on his role in our transition to self-management, as well as salary practices in the REIT industry.

Annual Bonus.  Pursuant to the terms of his 2008 Employment Agreement, Mr. Peters was eligible to earn an annual bonus, up to a maximum of 100% of his base salary. In determining Mr. Peters’ annual bonus for the year ended December 31, 2008, our compensation committee made a subjective assessment of Mr. Peters’ individual performance and increased responsibilities, particularly in connection with our transition towards self-management. His bonus for 2008 was prorated based on the number of days that he was employed by us during such year. Mr. Peters’ 2008 bonus is shown in the “Bonus” column of the Summary Compensation Table below.

Long-Term Equity Incentives.  In connection with the commencement of his employment with us, Mr. Peters received 40,000 shares of restricted common stock, which vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant. Our compensation committee chose restricted common stock as the equity component of Mr. Peters’ arrangement because it both aligns his interests with those of our stockholders and provides a strong retentive component to his compensation arrangement. In addition, we currently use restricted common stock as the equity component of our director compensation program. Based on its knowledge of the industry and its review of peer practices, our compensation committee believes that the size of the restricted stock award is in line with current market practices.

Other Benefits.  Pursuant to his 2008 Employment Agreement, if we terminated Mr. Peters’ employment for other than cause or disability prior to November 1, 2010, he would have been entitled to receive a severance payment equal to 50% of his base salary, and a pro-rata bonus for the year of termination.

2009 Changes in Executive Compensation Program and Arrangements

As part of our self-management transition, we have assembled a highly qualified internal management team. We hired Kellie S. Pruitt and, on January 28, 2009, appointed her as our Chief Accounting Officer. We subsequently appointed Ms. Pruitt as our Secretary and Treasurer. Further, we engaged Mark Engstrom as an independent consultant to serve as our acquisition and asset manager, with the expectation that we would engage Mr. Engstrom as its full-time employee in the future. Mr. Engstrom has been engaged as Executive Vice President — Acquisitions. Likewise, the compensation committee has continued to develop and expand our compensation program, as further described below.

2009 Compensation Program and Philosophy.  Effective July 1, 2009, we entered into an employment agreement with each of Mr. Peters, Mr. Engstrom and Ms. Pruitt. We established the compensation packages for these executives based on the advice and recommendations of the compensation committee and independent consultants, with a view on emphasizing competitive, performance-based compensation. We engaged outside executive compensation consultants Towers Perrin and Christenson Advisors to assist the compensation committee in this area. At the request of the compensation committee, our compensation consultants provide input to the compensation committee on the design and philosophy of our executive compensation program, and report on the competiveness of such program in the marketplace. Our compensation program also takes into account the general business and political environment in which compensation decisions are made.

The compensation committee structured these new executive compensation packages, taking into account the scope of duties and responsibilities of each executive consistent with our self-management program, to be competitive in the marketplace, reward the achievement of specific short-, medium- and long-term strategic goals and align the interests of key employees with stockholders by rewarding executive performance. We refrain from using highly leveraged incentives that drive risky, short-term behavior. By rewarding short-, medium- and long-term performance, we are better positioned to achieve the ultimate objective of increasing stockholder value. To emphasize performance-based compensation, we target the level of cash and stock based compensation paid to our executives to be consistent with the compensation paid by a peer group of companies consistent with the responsibilities associated with each position, and provide the opportunity to earn additional compensation through annual bonuses, and through medium- and long-term management incentive plans (subject and subordinate to certain thresholds to provide for stockholder return).

A key priority for us today and in the future is to attract, retain and motivate a top quality management team. This is especially important given our status as a self-managed company. The compensation committee designed our new executive compensation packages to reflect the increased level of responsibilities and scope of duties attendant with our transition to self-management. The compensation paid to the executives is designed to achieve the right balance of incentives and appropriately reward our executives and maximize their performance over the long-term.

Material Terms of 2009 Employment Agreements.  The material terms of the employment agreements with Messrs. Peters and Engstrom and Ms. Pruitt are summarized below. The employment agreement with Mr. Peters replaces his 2008 Employment Agreement.

Increased Scope of Duties Under Self-Management.  The terms of the employment agreements discussed below, in particular the employment agreement for Mr. Peters, were influenced by the increased duties and responsibilities of such individuals under self-management. Each of these executives, in particular Mr. Peters, has played and will continue to play a major role in hiring, supervising and overseeing our employees, the transition and implementation of the self-management program and the post-transition management of our company. As part of and as a result of this transition, the role of Mr. Peters, as our Chief Executive Officer and President, has been significantly expanded on a number of levels.

Term.  Mr. Peters’ employment agreement is for an initial term of four and one-half years, ending on December 31, 2013. Beginning on that date, and on each anniversary thereafter, the term of the agreement automatically will extend for additional one-year periods unless either party gives prior notice of non-renewal. Mr. Engstrom’s and Ms. Pruitt’s employment agreement each has an initial term of two years, ending on June 30, 2011. At our sole discretion, Mr. Engstrom’s and Ms. Pruitt’s agreement may be extended for an additional one-year term.

Base Salary and Benefits.  The agreements provide for the following initial annual base salaries: Mr. Peters, $500,000; Mr. Engstrom, $275,000; and Ms. Pruitt, $180,000. All salaries may be adjusted from year to year in the sole discretion of the compensation committee, provided that Mr. Peters’ base salary may not be reduced. The agreements provide that each of the executives will be eligible to earn an annual performance bonus in an amount determined at the sole discretion of the compensation committee for each year. Mr. Peters’ initial maximum bonus is 200% of base salary. Mr. Engstrom’s and Ms. Pruitt’s initial target bonus is 100% and 60%, respectively, of base salary. Each executive is entitled to all employee benefits and perquisites made available to our senior executives, provided that we will pay 100% of the premiums for each executive’s health care coverage under its group health plan. Mr. Engstrom also received relocation expenses (up to a maximum of $30,000) in connection with his move from Colorado to Arizona.

Equity Grants.  Messrs. Peters and Engstrom and Ms. Pruitt received (or will receive) equity grants in connection with entering into their employment agreements. The equity awards have been or will be granted under and pursuant to the terms and conditions of the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan. Pursuant to the terms of his employment agreement, on July 1, 2009, Mr. Peters was entitled to receive a grant of 50,000 fully-vested shares; however, Mr. Peters elected, pursuant to the terms of his employment agreement to receive a cash payment in lieu of one-half of such shares (i.e., 25,000 shares). He also was entitled to receive a grant of 100,000 restricted shares of our common stock, 25% of which was immediately vested and the remaining shares are subject to vesting in equal annual installments during the balance of the term of the employment agreement, provided he is employed by us on each such vesting date. In addition, pursuant to the terms of his employment agreement, Mr. Peters is entitled to receive on each of the first three anniversaries of the effective date of the agreement, an additional 100,000 restricted shares of our common stock, which will vest in equal installments on the grant date and on each anniversary of the grant date during the balance of the term of the employment agreement, provided he is employed by us on each such vesting date. Mr. Peters may in his sole discretion elect to receive a restricted cash award in lieu of up to one-half of each grant of restricted shares (i.e., up to 50,000 shares), which restricted cash award will be equal to the fair market value of the foregone restricted shares and will be subject to the same restrictions and vesting schedule as the foregone restricted shares. Mr. Peters elected to receive a restricted cash award of $500,000 in lieu of 50,000 shares with respect to the first restricted share grant, $125,000 which was received and the remaining $375,000 of which is subject to vesting.

Pursuant to the terms of his employment agreement, Mr. Engstrom received a grant of 40,000 restricted stock units 60 days after his relocation to Arizona. The restricted stock units will vest and convert to shares of our common stock in equal annual installments of 33 1/3% each, on the first, second and third anniversaries of the date of grant, provided he is employed by us on each such vesting date.

Pursuant to the terms of her employment agreement, Ms. Pruitt received a grant of 25,000 restricted stock units 30 days after the effective date of the employment agreement. The restricted stock units will vest and convert to shares of our common stock in equal annual installments of 33 1/3% each, on the first, second and third anniversaries of the date of grant, provided she is employed by us on each such vesting date.

Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested and, with respect to the restricted stock units, convert to shares of our common stock, upon the earlier occurrence of (1) their termination of employment by reason of death or disability, (2) their termination of employment by us without cause or by the executive for good reason (as such terms are defined in the employment agreement), or (3) a change in control (as defined in the 2006 Incentive Plan).

Severance.  Each of the employment agreements also specifies the payments and benefits to which Messrs. Peters and Engstrom and Ms. Pruitt are entitled upon a termination of employment for specified reasons. If we terminate the executive’s employment without cause, or he or she resigns for good reason (as such terms are defined in the employment agreement), the executive will be entitled to the following benefits:

•	in the case of Mr. Peters, a lump sum severance payment equal to (a) the sum of (1) three times his then-current base salary plus (2) an amount equal to the average of the annual bonuses earned prior to the termination date (if termination occurs in the first year, the bonus will be calculated at $1,000,000), multiplied by (b) (1) if the date of termination occurs during the initial term, the greater of one, or the number of full calendar months remaining in the initial term, divided by 12, or (2) if the date of termination occurs during a renewal term after December 31, 2013, 1; provided that in no event may the severance benefit be less than $3,000,000;

•	in the case of Mr. Engstrom and Ms. Pruitt, a lump sum severance payment equal to two times his or her then-current base salary;

•	continued health care coverage under COBRA for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom and Ms. Pruitt, with all premiums paid by us; and

•	continuation of the equity interest described below.

If we terminate the executive’s employment by reason of his or her disability, in addition to receiving his or her accrued rights, such as earned but unpaid base salary and any earned but unpaid benefits under company incentive plans, the executive will be entitled to continued health care coverage under COBRA, with all premiums paid by us, for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom or Ms. Pruitt.

In the event of a termination due to death, cause or resignation without good reason, an executive will receive his or her accrued rights, but he or she will not be entitled to receive severance benefits under the agreement.

Management Incentive Program.  We anticipate adopting an incentive program for certain members of our management team and directors, pursuant to which participants will be members of a limited liability company that will hold a subordinated participation interest that will be entitled to subordinated distributions upon certain liquidity events. The terms of the management incentive program are subject to change and have not been finally determined or approved by our board of directors. If and when the board of directors approves the program, each of Messrs. Peters and Engstrom and Ms. Pruitt will be entitled to participate.

Non-Compete Agreement.  Each of Messrs. Peters and Engstrom and Ms. Pruitt entered into a non-compete and non-solicitation agreement with us. These agreements generally require the executives to refrain from competing with us within the United States and soliciting our customers, vendors, or employees during employment through the occurrence of a liquidity event. The agreements also limit the executives’ ability to disclose or use any of our confidential business information or practices.

Summary Compensation Table

The summary compensation table below reflects the total compensation earned by Mr. Peters, our Chief Executive Officer and President, for the year ended December 31, 2008. We did not employ any other officer for the year ended December 31, 2008.

				Stock	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Awards ($)(2)	Compensation ($)(3)	Total ($)

Scott D. Peters Chief Executive Officer and President	2008	148,333	58,333	17,037	2,252	225,955

(1)	Reflects (a) $90,000 received pursuant to Mr. Peters’ consulting arrangement with us from August 1, 2008, through October 31, 2008, and (b) $58,333 received as base salary pursuant to his 2008 Employment Agreement from November 1, 2008, through December 31, 2008.

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards recognized by us in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amount included in the table includes the amount recorded as expense in our statement of operations for the year ended December 31, 2008. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, or SFAS No. 123(R).

(3)	Reflects our payment of Mr. Peters’ monthly premium for two months under COBRA for participation in Grubb & Ellis’ group medical, dental, vision and/or prescription drug plans.

Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to Mr. Peters for the year ended December 31, 2008.

Grants of Plan-Based Awards For Fiscal Year 2008

		All Other Stock	Grant Date Fair
		Awards: Number of	Value of Stock
		Shares of Stock or	Awards
Name	Grant Date	Units (#)(1)	($)(2)

Scott D. Peters	11/14/08	40,000	400,000

(1)	Reflects shares of restricted common stock granted to Mr. Peters under our 2006 Incentive Plan.

(2)	Reflects the grant date fair value of Mr. Peters’ restricted stock award, determined pursuant to SFAS No. 123(R). The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares of our common stock in our offering.

Outstanding Equity Awards

The following table presents information concerning outstanding equity awards held by Mr. Peters as of December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

Stock Awards
	Number of Shares or Units of		Market Value of Shares or
	Stock That Have		Units of Stock That Have Not
Name	Not Vested (#)		Vested ($)(2)

Scott D. Peters	40,000	(1)	400,000

(1)	Reflects shares of restricted common stock granted to Mr. Peters on November 14, 2008, which will vest and become non-forfeitable in equal annual installments of 33.3% each, on the first, second and third anniversaries of the grant date.

(2)	Calculated using the per share price of shares of our common stock as of the close of business on December 31, 2008 ($10.00).

Potential Payments Upon Termination or Change in Control

Benefits Upon Termination of Employment.  Mr. Peters’ 2008 Employment Agreement provided that in the event that, during the two-year employment period, we had terminated his employment other than for cause or disability (as such terms are defined in the 2008 Employment Agreement), Mr. Peters would have been entitled to receive a lump sum severance payment equal to 50.0% of his annual base salary and a payment equal to a pro-rata portion of his annual bonus for the year in which his date of termination occurred. In addition, pursuant to the terms of his restricted stock award on November 14, 2008, his shares of restricted common stock will become fully vested upon his termination of employment by reason of death or disability. If Mr. Peters voluntarily terminates his employment, retires or if we terminate him for cause, he is not entitled to any payments or benefits under any plan or arrangement of our company.

The following table summarizes the approximate value of the termination payments and benefits that Mr. Peters would have received if his employment had terminated at the close of business on December 31, 2008.

Termination of Employment By our Company other than for Cause or Disability	$233,333	(1)
Termination of Employment By Reason of Death or Disability	$400,000	(2)

(1)	Reflects (a) a payment equal to a pro-rata portion of his annual bonus for 2008 ($58,333), and (b) a lump sum cash severance payment equal to 50% of his current annual base salary ($175,000).

(2)	Reflects the value of Mr. Peters’ unvested restricted stock award which, pursuant to our 2006 Incentive Plan, vests upon his termination of employment by reason of death or disability. The restricted stock award is valued based upon the price of our common stock on December 31, 2008 ($10.00).

Benefits Upon Change in Control.  Pursuant to the terms of our 2006 Incentive Plan, if a change in control of our company had occurred on December 31, 2008, Mr. Peters’ shares of restricted common stock would have become fully vested, regardless of whether his employment was terminated. The value of Mr. Peters’ unvested restricted stock award is $400,000, based upon the price of our common stock on December 31, 2008 ($10.00).

As described above, on July 1, 2009, we entered into a new employment agreement with Mr. Peters that replaces the 2008 Employment Agreement and provides severance benefits that are different than those described immediately above.

Director Compensation

2008 Director Compensation.  Pursuant to the terms of our director compensation program, which are contained in our 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, our independent directors received the following forms of compensation during 2008:

•	Annual Retainer. Our independent directors received an annual retainer of $36,000.

•	Meeting Fees. Our independent directors received $1,000 for each board of directors meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. An additional $500 was paid to the audit committee chair for each audit committee meeting attended in person or by telephone. If a board of directors meeting is held on the same day as a committee meeting, an additional fee is not paid for attending the committee meeting.

•	Equity Compensation. Upon initial election to our board of directors, each independent director received 5,000 shares of restricted common stock, and an additional 2,500 shares of restricted common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Expense Reimbursement. We reimbursed our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors.

Independent directors do not receive other benefits from us. Our non-independent director, Mr. Peters, does not receive any compensation in connection with his service as a director of our company.

The following table sets forth the compensation earned by our independent directors for the year ended December 31, 2008:

	Fees Earned
	or Paid in Cash	Stock Awards
Name	($)(1)	($)(2)	Total ($)

W. Bradley Blair, II	54,000	22,681	76,681
Maurice J. DeWald	55,000	22,681	77,681
Warren D. Fix	53,000	22,681	75,681
Larry L. Mathis	49,000	22,681	71,681
Gary T. Wescombe	52,500	22,681	75,181

(1)	Consists of the amounts described below:

	Basic Annual
Name	Retainer ($)	Meeting Fees ($)

Blair	36,000	18,000
DeWald	36,000	19,000
Fix	36,000	17,000
Mathis	36,000	13,000
Wescombe	36,000	16,500

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards we recognized in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our statement of operations for the year ended December 31, 2008. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with SFAS No. 123(R).

The following table shows the shares of restricted common stock awarded to each independent director for the year ended December 31, 2008, and the aggregate grant date fair value for each award (computed in accordance with SFAS No. 123(R)):

			Full Grant
		Number of	Date Fair
		Restricted	Value of
Director	Grant Date	Shares (#)	Award ($)

Blair	06/17/08	2,500	25,000
DeWald	06/17/08	2,500	25,000
Fix	06/17/08	2,500	25,000
Mathis	06/17/08	2,500	25,000
Wescombe	06/17/08	2,500	25,000

The following table shows the aggregate number of nonvested shares of restricted common stock held by each independent director as of December 31, 2008:

Nonvested
Director	Restricted Stock (#)

Blair	5,500
DeWald	5,500
Fix	5,500
Mathis	6,500
Wescombe	5,500

Key Changes to the Director Compensation Program for 2009.  On December 30, 2008, we amended the 2006 Independent Directors Compensation Plan as follows, which amendments became effective as of January 1, 2009:

•	Annual Retainer. The annual retainer for independent directors was increased to $50,000.

•	Annual Retainer, Committee Chairman. The chairman of each committee of the board of directors (including the audit committee, the compensation committee, the risk management committee, the nominating and corporate governance committee and the investment committee) will receive an additional annual retainer of $7,500.

•	Meeting Fees. The meeting fee for each board of directors meeting attended in person of by telephone was increased from $1,000 to $1,500 and the meeting fee for each committee meeting attended in person or by telephone was increased from $500 to $1,000.

•	Equity Compensation. Each independent director will receive a grant of 5,000 shares of restricted common stock upon each re-election to the board of directors, rather than 2,500 shares.

We amended the 2006 Independent Directors Compensation Plan primarily as a result of two factors. First, as a self-managed company, our board of directors is required to spend a substantially greater amount of time overseeing our company. As a result, we believed that a greater level of compensation was appropriate. Second, our board of directors reviewed a report from an independent consultant, Christenson Advisors, of the compensation paid to the independent directors of both traded and non-traded REITs and determined that our prior compensation structure was below average. As amended, we believe our compensation to be paid to our independent directors is consistent with the average compensation paid to independent directors of traded and non-traded REITs.

Compensation Committee Interlocks and Insider Participation

During 2008, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors, served on our compensation committee. None of them was an officer or employee of our company in 2008 or any time prior thereto. During 2008, none of the members of the compensation committee had any relationship with our company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our board of directors or our compensation committee.

Incentive Stock Plan

We have adopted an incentive stock plan, which we use to attract and retain qualified independent directors, employees and consultants providing services to us who are considered essential to our long-term success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.

The incentive stock plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the incentive stock plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the committee;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.

Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our charter.

Our board of directors or a committee of its independent directors will administer the incentive stock plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.

The maximum number of shares of common stock that may be issued upon the exercise or grant of an award under the incentive stock plan is 2,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the incentive stock plan will be adjusted proportionately.

Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards under the incentive stock plan will become fully vested. The plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of the plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. Until the annual meeting of our stockholders in 2010, or until the incentive stock plan is materially amended, if earlier, awards granted under the incentive stock plan will be exempt from the deduction limits of Section 162(m). In order for awards granted after the expiration of such grace period to be exempt, the incentive stock plan must be amended to comply with the exemption conditions and be resubmitted for approval by our stockholders.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages subject to the limitations of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors will be held harmless and indemnified by us for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

On January 17, 2007, we entered into indemnification agreements with four of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, our non-independent director, Scott D. Peters and our former officers, Danny Prosky and Andrea R. Biller. On March 1, 2007, we entered into an indemnification agreement with our former officer, Shannon K S Johnson. On April 18, 2007, we entered into an indemnification agreement with our fifth independent director, Larry L. Mathis. On July 1, 2009, we entered into employment agreements with two of our executive officers, Kellie S. Pruitt and Mark Engstrom, whereby we will indemnify and exculpate such officers from money damages incurred as a result of claims arising out of an alleged wrongful act by the officer while acting in good faith as our officer or employee. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement — Indemnification.”

Ownership Interests of Our Former Advisor

Our former advisor has acquired 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. As of the date of this prospectus, our former advisor is the only limited partner of our operating partnership. Our former advisor may sell any of these units since it no longer serves as our advisor. Our former advisor also holds 200 shares of our common stock.

In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our former advisor’s limited partnership interest in our operating partnership also may entitle it to a subordinated participation interest. The subordinated participation interest may entitle our former advisor to receive a cash distribution under the circumstances described below:

•	If there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the expiration of the advisory agreement, plus any assets acquired after such expiration for which our former advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable, (excluding any capital raised after the completion of this offering) (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

•	If there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the liquidity event date. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years after the issuance of the note, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock.

The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations. See “Compensation Table” and “The Operating Partnership Agreement — Distributions and Allocations.”

COMPARISON OF COMPENSATION PAYABLE IN THIS OFFERING

Pursuant to the terms of the advisory agreement with our former advisor, which expired on September 20, 2009, our former advisor and its affiliates received certain compensation, fees and expense reimbursements for services relating to the offering and the investment and management of our assets. Our former advisor may also potentially receive additional acquisition fees, subject to the terms and conditions of the expired advisory agreement and as discussed below under “Compensation to Our Former Advisor — Acquisition Fees.” For the remainder of this offering, certain third parties will receive compensation, fees and expense reimbursements for services relating to this offering and property management services. The below chart provides a comparison of our fee structure as an externally advised company prior to the expiration of the advisory agreement and under self-management after expiration of the advisory agreement. In addition, in the “Externally Advised” section, the below chart shows the changes in the fees payable under our advisory agreement after its amendment and restatement, effective as of October 24, 2008.

Type of Compensation	Externally Advised	Self-Managed

Offering Stage
Selling Commissions(1)	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may have been reallowed in whole or in part to participating broker-dealers.	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed in whole or in part to participating broker-dealers.
Marketing Support Fee and Due Diligence Expense Reimbursement(1)	Up to 2.5% of gross offering proceeds from our primary offering for non-accountable marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may have reallowed to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.	Up to 2.5% of gross offering proceeds from our primary offering for non-accountable marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may reallow to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.
Other Organizational and Offering Expenses(2)	Up to 1.5% of gross offering proceeds from our primary offering for legal, accounting, printing, marketing and other offering expenses incurred on our behalf.	We estimate that our organization and offering expenses for this offering to be approximately 1.5% of the gross offering proceeds from our primary offering.

Type of Compensation	Externally Advised	Self-Managed

Acquisition and Development Stage
Acquisition Fees(3)	Under original advisory agreement:

Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.

Under advisory agreement as amended and restated effective October, 24, 2008:

	For the first $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.5% of the contract purchase price of each such property; for the second $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.0% of the contract purchase price of each such property, which amount is subject to downward adjustment, but not below 1.5%, based on reasonable projections regarding the anticipated amount of net proceeds to be received in this offering; and for above $750,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.25% of the contract purchase price of each such property. Additionally, we were required to pay an acquisition fee in connection with the acquisition of other real estate related assets in an amount equal to 1.5% of the amount funded to acquire or originate each such real estate related asset.	We intend to use our employees for acquisition services for the remainder of this offering. Our former advisor may also potentially receive additional acquisition fees, subject to the terms and conditions of the expired advisory agreement and as discussed below under “Compensation to Our Former Advisor — Acquisition Fees.”

Type of Compensation	Externally Advised	Self-Managed

Reimbursement of Acquisition Expenses(3)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Reimbursement of acquisition expenses paid to our former advisor and its affiliates, excluding amounts paid to third parties, did not exceed 0.5% of the purchase price of properties. The reimbursement expenses payable to our former advisor, its affiliates and third parties were approximately 0.8% of the purchase price of our properties.	We estimate that acquisition expenses paid to third parties for legal fees, due diligence and closing costs will be approximately 0.8% of the purchase price of our properties.
Operational Stage
Asset Management Fee	Under original advisory agreement:

Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 1.0% of our average invested assets.

Under advisory agreement as amended and restated effective as of October 24, 2008:

	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 0.5% of our average invested assets.	We intend to use our employees for asset management services. If we engage any third parties to provide asset management services, these services will be limited in scope and cost.
Property Management Fees(4)	4.0% of the gross cash receipts from each property managed by our former advisor or its affiliates. For each property managed directly by entities other than our former advisor or its affiliates, we paid our former advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. For leasing activities, additional fees were charged in amounts that did not exceed customary market norms.	Our average third party property management fees will be approximately 1.75% of the gross cash receipts from the multi-tenant properties in the approximately 60% of our portfolio that require property management services. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.
Operating Expenses(5)	Reimbursement of cost of providing administrative services to us.	Actual operating expenses incurred.

Type of Compensation	Externally Advised	Self-Managed

Liquidity Stage
Disposition Fees	Up to the lesser of 1.75% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, which would have been paid only if our former advisor or its affiliates provided a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.	We intend to use our employees for disposition services.
Subordinated Participation Interest	Our former advisor has a subordinated participation interest in our operating partnership pursuant to which it could have received cash distributions from our operating partnership under the circumstances described immediately below during the term of the advisory agreement and may be entitled to receive other cash distributions after the expiration of the advisory agreement as described below under “Compensation to Our Former Advisor — Subordinated Distribution.”	None
• Subordinated Distribution of Net Sales Proceeds	15.0% of any net sales proceeds remaining after we had made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution was only payable if we liquidated our portfolio while our former advisor was serving as our advisor.	None

Type of Compensation	Externally Advised	Self-Managed

• Subordinated Distribution Upon Listing	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeded (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution was only payable if our shares were listed on a national securities exchange while our former advisor was serving as our advisor.	None
• Subordinated Distribution Upon Termination	15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Except as described below under “Compensation to Our Former Advisor,” this distribution was only payable if the advisory agreement was terminated without cause or not renewed.	None

(1)	Selling commissions and marketing support fees may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to broker-dealers in their individual capacities, IRAs and qualified plans of participating broker-dealers’ registered representatives and sales to our affiliates.

(2)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our former advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which includes, but is not limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering. A portion of our organizational and offering expenses may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 5110. We are responsible for all organizational and offering expenses we incur after expiration of the advisory agreement. We estimate that total organizational and offering expenses will be approximately 1.5% of the aggregate gross proceeds from our primary offering.

(3)	We paid our former advisor or its affiliates the acquisition fee upon the closing of a real property acquisition transaction for properties or upon the acquisition or funding of an other real estate related asset. Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We reimbursed our former advisor for acquisition expenses, whether or not the evaluated property or other real estate related assets was acquired. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including real estate commissions paid to third parties, would exceed 6.0% of the contract purchase price or total development cost of the property. Under our charter, a majority of our disinterested directors, including a majority of the disinterested independent directors, must approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price. In order to approve fees in excess of this limit, the disinterested directors, including a majority of disinterested independent directors, must determine the transaction to be commercially competitive, fair and reasonable.

(4)	During any fiscal year, our total operating expenses will not exceed the greater of (1) 2% of our average invested assets; or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debt and other non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, for such year. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Our independent directors have the fiduciary duty to limit such expenses to amounts that do not exceed such limitations unless such independent directors have made a finding that, based on unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the twelve months then ended exceeds the 2%/25% limitation, we will send our stockholders a written disclosure of such excess expenses, along with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher operating expenses were justified.

Compensation to Our Former Advisor

We are conducting an ongoing review of the advisory services and dealer manager services previously provided by our former advisor and former dealer manager, to ensure that such services were consistent with applicable agreements and standards. In addition, we are actively monitoring and are engaged in ongoing discussions with both our former advisor and former dealer manager to resolve any issues to ensure they complied with their transition-related obligations under applicable agreements.

Acquisition Fees

Our former advisor or one of its affiliates may be entitled to receive acquisition fees for properties and other real estate related assets acquired with funds raised in this offering even though such acquisitions are completed after the expiration of the advisory agreement, subject to certain conditions.

Subordinated Distribution

Our former advisor may have a potential right, subject to a number of conditions to receive a subordinated distribution upon either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, then, subject to certain conditions, our former advisor will be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the expiration of the advisory agreement, plus any assets acquired after such expiration for which our former advisor was entitled to receive an acquisition fee, which we refer to as the included assets, less any indebtedness secured by such included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of (a) the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan), plus (b) an annual 8.0% cumulative, non- compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then, subject to certain conditions, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the other liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the other liquidity event date. If our former advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds.

Management Incentive Program

We anticipate that we will adopt a management incentive program for certain members of our management team and directors. The purpose of the management incentive program is to establish a performance-based economic incentive program for key persons in our organization. This type of program is consistent with our company’s philosophy to establish performance-based compensation. Pursuant to the management incentive program, it is currently anticipated that certain members of our management team and board of directors will be members of a limited liability company that will hold a subordinated participation interest that will be entitled to subordinated distributions upon certain liquidity events. However, the terms of the management incentive program are subject to change and have not been finally determined or approved by our board of directors.

Pursuant to the management incentive program, certain members of our management team and directors may receive subordinated distributions if certain stockholder return thresholds have been met. In the event of a liquidation or sale of assets, they will be entitled to receive up to 8.0% of net sales proceeds with respect to our follow-on offering from the sale of properties acquired with the proceeds of the follow-on offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in the follow-on offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in the follow-on offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in this offering and the follow-on offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

In addition, if we list our shares of common stock on a national securities exchange, certain members of our management team and directors will be entitled to receive up to 8.0% of the amount by which (1) the fair market value of the assets acquired with the proceeds from the follow-on offering, less any indebtedness secured by such assets plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in the follow-on offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital received in the follow-on offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders (including in this offering and the follow-on offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

Pursuant to the management incentive program, our management team and directors will not be entitled to receive any subordinated distributions with respect to the sale of assets acquired with the proceeds of this offering or related to the appreciation in value of assets acquired with the proceeds of this offering.

The terms of the above-described incentive program are subject to change and have not been finally determined or approved by our board of directors.

Compensation to Service Provider

We have entered into a services agreement with ARC II, which is currently expected to be effective December 1, 2009, although this date may be adjusted depending on receipt of certain regulatory approvals and effectiveness of our proposed follow-on offering. Pursuant to the services agreement, ARC II will provide consulting services to us in connection with our proposed follow-on offering. In addition, in connection with our proposed follow-on offering, ARC II will make available to us on an ongoing and as needed basis, backup support services, including, without limitation, acquisition, disposition, property management, leasing and asset accounting services. However, we intend to perform most if not all of such services in-house. The services agreement provides us with the ongoing availability of the backup support services. Under the services agreement, we are not obligated to use ARC II for any of the backup support services, nor are we limited in using any other service provider. ARC II may be entitled to receive a 1.5% subordinated incentive payment based on the value of the assets acquired with the proceeds from our proposed follow-on offering if certain stockholder return thresholds have been met as consideration for providing consulting services and for making available backup support services to us. Any subordinated incentive payments to ARC II will be paid on a pari passu basis with any subordinated distributions made pursuant to the proposed management incentive program.

CONFLICTS OF INTEREST

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act in the best interest of our stockholders. See “Management.” Some of these conflicts of interest and the restrictions and procedures we have adopted to address these conflicts are described below.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders, or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our directors or any of their respective affiliates has any interest would be subject to the restrictions and procedures described below.

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our directors or their respective affiliates. These restrictions and procedures include, among others, the following:

•	We will not purchase or lease any asset (including any property) in which any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value.

•	We will not sell or lease assets to any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to any of our directors or any of their respective affiliates. In addition, any loans made to us by our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	We will not invest in any joint ventures with any of our directors or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint ventures.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold our stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We have qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2007. Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2006, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code. This opinion, however, has not been updated.

Investors should be aware that an opinion of counsel is not binding upon the IRS or any court. The opinion of Alston & Bird LLP described above was based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP has not reviewed, and will not review, our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “— Failure to Qualify as a REIT.”

Taxation of Healthcare Trust of America, Inc.

If we remain qualified for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code, generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (which is described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75.0% or 95.0% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to reflect our profitability.

•	If we fail to satisfy the REIT asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests; if we fail to satisfy other REIT requirements (other than the gross income and asset tests), and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner (i) so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or (ii) in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7) which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock — Restriction on Ownership of Shares.”

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75.0% Gross Income Test.

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95.0% Gross Income Test.

Rents from Real Property

The rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10.0% or more of our stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than (i) through an “independent contractor” who is adequately compensated and from whom we do not derive any income or (ii) through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150.0% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% and 95.0% gross income tests. In addition, our taxable REIT subsidiaries may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Compliance with 75.0% and 95.0% Gross Income Tests

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income and 95.0% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income and the 95.0% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failures to the IRS.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Healthcare Trust of America, Inc.,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, or the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding debt and equity securities. The 10.0% value limitation will not apply, however, to (1) “straight debt” securities (discussed below); (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Internal Revenue Code, other than with a “related person”; (4) obligations to pay qualifying rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1.0% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

•	Fourth, no more than 20.0% (25.0%, for 2009 taxable year and thereafter) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

To qualify for taxation as a REIT, the Internal Revenue Code requires us to make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of: (1) 90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the distributions satisfy one of the following two sets of criteria:

•	We declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

•	We declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we would be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.

In addition, if during the 10-year recognition period, we dispose of any asset subject to the built-in gain rules described above, we must distribute at least 90.0% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

Failure to Maintain Qualification as a REIT

If we were to fail to satisfy one or more requirements to maintain our REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”

Distributions Generally

Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15.0% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, distributions received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income.” In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares, will be treated as long-term capital loss.

A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Internal Revenue Code. Under section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The IRS has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1.0% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income,” or UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10.0% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held

REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or qualified trusts, each owning more than 10.0% by value of the REIT interests, holds in the aggregate more than 50.0% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, or the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

Under applicable Treasury Regulations, or the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, or the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933 and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership presently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.” In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and the Internal Revenue Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	the need to value at fair market value the assets of the Benefit Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan investor.

With respect to Benefit Plans which are subject to ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA.

ERISA also requires that the assets of a Benefit Plan subject to ERISA be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares by Benefit Plans will cause our assets to be treated as assets of the investing Benefit Plans. Although neither ERISA nor the Internal Revenue Code specifically define the term “plan assets,” ERISA and a U.S. Department of Labor Regulation, referred to collectively as the “Plan Asset Rules,” provides guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Asset Rules, if a Benefit Plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the Plan Asset Rules applies.

The regulation defines a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (2) sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred.

The Plan Asset Rules provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Rules provide, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933. We expect to be exempt from registration as an investment company under the Investment Company Act. See “Investment Objectives, Strategy and Criteria — Investment Company Act Considerations.”

In the event our assets could be characterized as “plan assets” of Benefit Plan investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan will not include the underlying assets of an entity in which the Benefit Plan invests if equity participation in the entity by “benefit plan investors” is not “significant.” Equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. The terms “benefit plan investor” means (i) “employee benefit plans” subpart to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(c)(i) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).

Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The Plan Asset Rules provide that the 25.0% of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests). The Department of Labor position necessitates the testing of whether the 25.0% limitation has been exceeded at the time of a redemption of interests in the entity.

Our charter prohibits benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to redeem shares and to refuse to give effect to a transfer of shares. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan that invests in our common stock.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan investor, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to our management and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

In addition, if our underlying assets are deemed to be the assets of each benefit plan investor, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our former advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make whole the Benefit Plan for any losses incurred as a result of the transaction or breach. For those Benefit Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the our assets are characterized as “plan assets” under the Plan Asset Rules, a prohibited transaction could occur if we, any selected dealer or any of their affiliates are a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock will have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of any new class or series of shares.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. We act as our own transfer agent and registrar. We have entered into an agreement with DST Systems, Inc. for subscription processing and investor services. Transfers can be effected simply by mailing a transfer and assignment form to us, which we will provide to you at no charge upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders holding at least 10.0% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of all or substantially all of our assets, and (5) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board with or without cause, by the affirmative vote of a majority of the shares entitled to vote on such matter.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to continue to qualify as a REIT, not more than 50.0% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the limitation on ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the in value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns 5.0% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.”

Distribution Policy

We intend to accrue and pay distributions on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any, although we expect to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90.0% of our taxable income, other than net capital gains, in order to qualify as a REIT.

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under the Maryland General Corporation Law, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan, or the DRIP, available that allows you to have your distributions otherwise distributable to you invested in additional shares of common stock.

During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, shares in the plan will be offered (1) 95.0% of the offering price in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price for the first 12 months subsequent to the close of the last public offering of shares prior to the listing of the shares on a national securities exchange. After that 12-month period, participants in the DRIP plan may acquire shares at 95.0% of the per share valuation determined by our management or a firm chosen for that purpose until the listing. From and after the date of such listing, participants may acquire shares at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares are traded. We will not pay selling commissions, the marketing support fee or due diligence expense reimbursements with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of the DRIP as currently in effect is included as Exhibit B to this prospectus.

Stockholders participating in the DRIP may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by the board of directors. If sufficient shares of our common stock are not available for issuance under the DRIP, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the DRIP, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing shares of our common stock pursuant to the DRIP will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total number of shares of common stock owned after the distribution reinvestment.

You may elect to participate in the DRIP by making the appropriate election on the subscription agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the DRIP for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the DRIP by providing us with 10 days’ written notice. A transfer of common stock will terminate the stockholder’s participation in the DRIP with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares back to us, subject to the significant restrictions and conditions described below.

Purchase Price.  Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be: (1) for stockholders who have continuously held their shares for less than four years, 100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

Holding Period.  Only shares that have been held by the presenting stockholder for at least one year are eligible for repurchase, except in the case of death or qualifying disability.

Subject to the conditions and limitations below, we will redeem shares of our comments stock held for less than the one-year holding period upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of the shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares held for less than the one-year holding period by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by our board of directors, after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan.

If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of the board of directors, including a majority of the independent directors.

We cannot guarantee that the funds set aside for our share repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

Stockholders are not required to sell their shares to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, please see the copy of our share repurchase plan attached as Exhibit C.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT

General

Healthcare Trust of America Holdings, LP was formed on April 20, 2006 to acquire, own and operate properties on our behalf. It allows us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.

The partnership agreement for our operating partnership contains provisions which would allow under certain circumstances, other entities to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We hold and intend to hold substantially all of our assets through our operating partnership, and we intend to make future acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, owned an approximately 99.99% equity percentage interest in our operating partnership. Our former advisor is currently the only limited partner of our operating partnership and holds an approximately 0.01% limited partnership interest in our operating partnership resulting from a capital contribution of $200,000 (whereby our former advisor acquired 20,000 limited partnership units). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the partnership agreement of our operating partnership. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our former advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units

As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.

Operations

The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being qualified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.

Distributions and Allocations

We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests. All distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one of our shares.

Our former advisor may have a potential right, subject to a number of conditions, to receive a subordinated distribution upon either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the expiration of the advisory agreement, plus any assets acquired after such expiration for which our former advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable, (excluding any capital raised after the completion of this offering) (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our former advisor may be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the liquidity event date. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years of the issuance of the note, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. Upon payment of this distribution, all units in our operating partnership held by our former advisor will be redeemed by our operating partnership for cash equal to the value of an equivalent number of our shares.

Under the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that our former advisor receives a distribution of proceeds from sales or a distribution upon the listing of our shares following the expiration of the advisory agreement, there will be a corresponding allocation of profits of our operating partnership to our former advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of our operating partnership, including our former advisor (subject to specified limitations), have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above under “— Distributions and Allocations,” upon payment of a subordinated distribution to our former advisor, all units in our operating partnership held by our former advisor will be redeemed for cash equal to the value of an equivalent number of shares of our common stock.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or our former advisor approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner.

Term

Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2036;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; or

•	our withdrawal as general partner of our operating partnership, unless the remaining partners determine to continue the business of our operating partnership.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, have the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Indemnification

The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees), the limited partners, including our former advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), our former advisor and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, we, as general partner and the limited partners will be held harmless and indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by the directors; and

•	such liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of us, as general partner and the limited partners, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

PLAN OF DISTRIBUTION

General

We are offering a minimum of $2,000,000 and a maximum of $2,200,000,000 in shares of our common stock in this offering, including $2,000,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $200,000,000 in shares of our common stock initially allocated to be offered pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may plan to choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. The shares of our common stock in the primary offering are being offered at $10.00 per share. Shares of our common stock purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share during this offering.

As of January 8, 2007, we had received and accepted subscriptions in this offering that exceeded the minimum offering. We will sell shares until no later than the earlier of March 19, 2010, or the date on which the maximum offering has been sold. However, we reserve the right to terminate this offering at any time prior to such termination date.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Realty Capital Securities, LLC, a registered broker-dealer, is serving as our dealer manager for this offering on a “best efforts” basis, which means generally that our dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Our dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager receives selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, subject to reductions based on volume and special sales. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan. Our dealer manager also receives 2.5% of the gross offering proceeds in the form of a marketing support fee for shares sold in the primary offering. In addition, we may reimburse our dealer manager an additional 0.5% of gross offering proceeds from the primary offering for its bona fide due diligence expenses and for those of the participating broker-dealers. No selling commission, marketing support fee or due diligence expense reimbursement will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Our dealer manager may allow participating broker-dealers a portion of the marketing support fee of up to 1.5% of the gross sales of the broker-dealer in the primary offering. In addition, our dealer manager may re-allow its due diligence expense reimbursement to participating dealer-brokers incurring such costs.

In addition to the compensation described above, we also reimbursed our former dealer manager and will reimburse our current dealer manager and their respective affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered by this prospectus. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation

		Percentage of
	Amount	Primary Offering

Selling commissions	$140,000,000	7.0%
Marketing support fees	50,000,000	2.5
Additional underwriting compensation received by our former dealer manager(1)(2)	6,251,579	0.32
Additional underwriting compensation that may be received by our current dealer manager(1)(3)	3,748,421	0.18

Total	$200,000,000	10.0%

(1)	Amounts shown are estimates.

(2)	These costs include (1) salaries and transaction-based compensation of sales and marketing managers and their support personnel that were borne by Grubb & Ellis or its affiliates and are not reimbursed by us (2) expenses reimbursements for training and education meetings, including expenses for travel, meals, lodging and attendance fees incurred by broker-dealer personnel, financial advisors and wholesalers and other FINRA-registered personnel associated with our former dealer manager and (3) legal fees allocable to our former dealer manager.

(3)	Subject to the cap on organization and offering expenses described below, we will reimburse RCS or its affiliates, for certain expenses, including amounts to reimburse our current dealer manager for amounts it has paid to participating broker-dealers. These amounts consist primarily of (1) reimbursements for costs related to travel, meals, lodging and meetings incurred by broker-dealer personnel, financial advisors and wholesalers and other FINRA-registered personnel associated with our current dealer manager attending training and education meetings and broker-dealer seminars, (2) gifts and occasional meals paid for in compliance with FINRA rules regarding non-cash compensation, (3) legal fees allocable to our current dealer manager.

As required by the rules of the FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. Bona fide due diligence expenses will not exceed 0.5% of our gross offering proceeds and will not be reimbursed unless supported by a detailed and itemized invoice. Many states limit our total organization and offering expenses to 15.0% of gross offering proceeds and FINRA also imposes a 15.0% limitation if a dealer manager is affiliated with an issuer.

Our former advisor previously was entitled to receive up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock in the primary offering to reimburse it for our cumulative organizational and offering expenses pursuant to the terms of the expired advisory agreement. As a self-managed company, we will be responsible for all of our future organizational and offering expenses. We estimate that the total organizational and offering expenses will be approximately 1.5% of the aggregate gross proceeds from our primary offering. Organizational and offering expenses include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of our former advisor’s employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which includes development of marketing materials and marketing presentations, planning and participating in due diligence meetings, training seminars and educational conferences and generally coordinating the marketing process for us. We do not expect our total organization and offering expenses to exceed 11.5% of the gross proceeds of our primary offering, as shown in the following table:

Organization and Offering Expenses

Maximum Percent of
Gross Offering
Expense	Proceeds
Selling commissions	7.0%
Marketing allowance	2.5
Bona fide due diligence reimbursement	0.5
All other organization and offering expenses	1.5

Total	11.5%

A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 2310. However, total underwriting compensation will not exceed 10.0% of our gross offering proceeds.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management — Limited Liability and Indemnification of Directors, Officers and Others” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers, directors and employees may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the marketing support fee in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

No selling commission will be charged (and the price will be correspondingly reduced) for sales of shares in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service basis by the investor. In addition, no selling commission will be charged (and the price will be correspondingly reduced) for sales of shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price
	Commission	per
Shares Purchased	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

In order to encourage purchases of shares of our common stock in excess of 500,000 shares, our dealer manager may, in its sole discretion, agree with a purchaser to reduce the selling commission and the marketing support fee. However, in no event will the net proceeds to us be affected by such fee reductions. For the purposes of such purchases in excess of 500,000 shares, the term “purchaser” has the same meaning as defined above with respect to volume discount purchases.

Admission of Stockholders

We intend to admit stockholders daily as subscriptions for shares are received in good order, but in all circumstances not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred from our escrow account into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus.

Minimum Investment

The minimum purchase is 100 shares, which equals a minimum investment of $1,000, except for purchases by our existing stockholders, including purchases made pursuant to the DRIP, which may be in lesser amounts.

Our dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, our dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.

Our dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $100 per month.

Investors who reside in the State of Ohio may not participate in the Automatic Investment Plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay marketing support fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (on page i).

Prior Public Program Liquidity

FINRA regulations require that we disclose the liquidity of our former sponsor’s prior public programs. Grubb & Ellis or one of its affiliates, has sponsored three other public programs, G REIT, Inc., T REIT, Inc. and Grubb & Ellis Apartment REIT, Inc., each of which stated in its prospectus a date or time period by which the program might be liquidated. G REIT, Inc. and T REIT, Inc. each commenced an orderly liquidation prior to their anticipated liquidation dates. Grubb & Ellis Apartment REIT, Inc. commenced its initial public offering on July 19, 2006 and has not yet reached its anticipated liquidation date.

As discussed in this prospectus, we have transitioned from being an externally advised REIT to a self-managed REIT. Our advisory agreement with our former advisor has expired, and we are no longer advised by our former advisor, and we no longer consider our company to be sponsored by Grubb & Ellis. Other than Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board, who was formerly with Grubb & Ellis and its predecessor from September 2004 until July 2008, our management team is entirely different from the management team of Grubb & Ellis. Further, we are managed under the direction of our board of directors, which has a majority of independent directors, who will be making the determination regarding any future liquidity events for our company.

Excess Sales in the State of Washington

In July 2008, we sold $931,355 in shares of our common stock in excess of the amount registered for sale in the State of Washington. We have since registered these shares. However, as a result of the sale of these excess shares, we may be subject to potential liability, including from investors who purchased such shares prior to their registration.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which are audited and reported on by independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our former advisor and its affiliates; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors and their affiliates or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934 to file with the SEC annual reports on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Form 10-Q upon request. We will also provide quarterly distribution reports.

We provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include a brochure describing our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, a power point presentation that provides information regarding our company and our offering. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” newspaper advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, Atlanta, Georgia and Alston & Bird LLP has opined as to certain income tax matters relating to an investment in our shares. Alston & Bird LLP also previously represented our former advisor as well as various other affiliates of our former advisor, in other matters.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Healthcare Trust of America, Inc. (formerly Grubb & Ellis Healthcare REIT, Inc.) and subsidiaries incorporated in this prospectus by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.htareit.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 27, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed with the SEC on May 15, 2009 and August 14, 2009, respectively;

•	Our Definitive Proxy Statement filed with the SEC on July 22, 2009 in connection with our Annual Meeting of Stockholders held on August 31, 2009; and

•	Our Current Reports on Form 8-K filed with the SEC on January 30, 2009, March 19, 2009, April 9, 2009, April 27, 2009, May 27, 2009, June 25, 2009, July 8, 2009, July 16, 2009, August 20, 2009, August 27, 2009, September 11, 2009 and September 22, 2009.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at The Promenade, Suite 440, 16427 North Scottsdale Road, Scottsdale, Arizona 85254, (480) 998-3478. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933 with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including its exhibits and schedules, and the reports, proxy statements and other information filed by us with the SEC may be inspected and copied, at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

EXHIBIT A

HTA
Healthcare Trust of America

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR INITIAL OFFERING

Any persons desiring to subscribe for shares of common stock (the "shares") in Healthcare Trust of America, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN HEALTHCARE TRUST OF AMERICA, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(1) **INVESTMENT**		A minimum initial investment of $1,000 (100 shares) is required. **A check for the full purchase price of the shares subscribed for should be made payable to the order of "Healthcare Trust of America, Inc."** Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special financial suitability standards as set forth in the Prospectus.) All additional investments in the Company must be in increments of $100 (10 shares). If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) agree(s) to notify the Company and the broker-dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she/they fail(s) to meet the applicable suitability standards or he/she/they is/are unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission not to exceed 7.0% of any such additional investments in the Company.
(2) **NON-CUSTODIAL OWNERSHIP**		**FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO HEALTHCARE TRUST OF AMERICA, INC.** MAIL TO: Healthcare Trust of America, Inc. c/o DST Systems Inc. PO Box 219108 Kansas City, MO 64121-9108 OVERNIGHT TO: Healthcare Trust of America, Inc. c/o DST Systems Inc. 430 W. 7th St. Kansas City, MO 64105
(3) **CUSTODIAL OWNERSHIP**		**FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.** Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death Form (T.O.D.) in order to effect the designation. Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
	(3)a	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian.
(4) **INVESTOR INFORMATION REQUIRED**	(4)a	For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.
	(4)b	Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.
	(4)c	Enter an alternate address if different than the home address in item 4(b).
	(4)d	Enter the home telephone, business telephone, date of birth of investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor**(required)** and joint investor, if applicable. The investor is certifying that the number iscorrect. For custodial accounts, enter the investor's socialsecurity number (for identification purposes). Enter Tax ID number, if applicable.
	(4)e	Check the appropriate box. If the investor(s)is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individualor SS-5 for a corporation, and supply the number to the Company as soon asit is available. If a non-residentalien, the investor(s) mustsubmit an original of the appropriate W-8 Form(W-8BEN,W-8ECI, W-8EXP OR W-8IMY) inorder to make an investment Check ifthe investor or joint investor is an employee, an affiliate or a board member of the Company.

PAGE 1 OF 4

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR INITIAL OFFERING

Any persons desiring to subscribe for shares of common stock (the "shares") in Healthcare Trust of America, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN HEALTHCARE TRUST OF AMERICA, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(5) **DISTRIBUTION OPTIONS**	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize Healthcare Trust of America, Inc. (the "Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) **SIGNATURES**	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s); and if applicable, the trustee or custodian.
(7) **BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)**	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price should be delivered or mailed to your BROKER-DEALER. Only original, completed copies of the Subscription Agreement/Signature Page can be accepted. A photocopied or otherwise duplicated Subscription Agreement/Signature Page cannot be accepted by the Company. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of the common stock of Healthcare Trust of America, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-801-0107.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

PAGE 2 OF 4

HTA
Healthcare Trust of America

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR INITIAL OFFERING

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 888-801-0107.

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Form must be completed) ☐ NAV Purchase @ $ ________ per share (NAV Form must be attached)

Please make investment check payable to: **Healthcare Trust of America, Inc.**

NUMBER OF SHARES ____ , ____ x $10.00 = TOTAL INVESTED ____ , ____ , ____

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ Individual — One signature required & initial
☐ Joint Tenants with Right of Survivorship — All parties must sign & initial
☐ Tenants in Common — All parties must sign & initial
☐ Community Property — All parties must sign & initial
☐ Pension or Profit Sharing Plan — Trustee or custodian signature required
☐ Trust — Trustee or Grantor signature(s) and copy of trust document required — DATE ESTABLISHED ________
  ☐ Currently Revocable
  ☐ Irrevocable
☐ Company or Corporation — Authorized signature and Corporate resolution required
☐ Uniform Gift to Minors Act or the Uniform Transfers to Minors Act — Custodian signature required
☐ Partnership — Authorized signature required
☐ Other: ________ SPECIFY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ Traditional IRA ☐ Roth IRA ☐ Keogh ☐ Simplified Employee Pension/Trust (S.E.P.) ☐ Qualified Pension or Profit Sharing Plan ☐ Non- Qualified Custodial Account

NAME OF TRUST OR BUSINESS ENTITY

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___ - ___ - ___

SECTION (3)a

CUSTODIAN/TRUST/BUSINESS ENTITY TAX ID # ___ - ___ ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

REQUIRED

INVESTOR DATE OF BIRTH (MM-DD-YYYY) __ - __ - ____ JOINT INVESTOR DATE OF BIRTH (MM-DD-YYYY) __ - __ - ____ INVESTOR TAX ID# ___ - ___ - ___

INVESTOR SSN ___ - __ - ____ JOINT INVESTOR SSN ___ - __ - ____

SECTION (4)b

HOME ADDRESS (REQUIRED) NO P.O. BOXES

CITY STATE ZIP CODE

E-MAIL ADDRESS

SECTION (4)c

ALTERNATE ADDRESS

CITY STATE ZIP CODE

SECTION (4)d

HOME PHONE (REQUIRED) ___ - ___ - ___ BUSINESS PHONE ___ - ___ - ___ EXTENSION

SECTION (4)e Please indicate Citizenship Status (REQUIRED)

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

PAGE 3 OF 4

☐ Mail to Street Address (4b)

☐ Distribution Reinvestment Plan
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ Distributions Directed to:

☐ Mail to Alternate Address (4c)

☐ Via Electronic Deposit (ACH)
Complete information below. See ACH Language in Section 5 of the Instructions.

☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

(5) DISTRIBUTION OPTIONS

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I am (we are) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I (we) am no longer subject to backup withholding; and (c) I am (we are) am a U.S. Citizen unless I (we) have indicated otherwise in Section 4. Each investor must separately sign and initial each representation made in the subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** All investors except those that are residents of the state of Minnesota acknowledge receipt, not less thanfive (5) business days prior to the signing of this subscription agreement, of the prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings andautomobiles) of at least $150,000 or (ii) a net worth (as described above) of at least $45,000 and hadduring the last tax year or estimate that I (we) will have during the current tax year a minimum of $45,000 annual gross income, or that I (we) meet the higher suitability requirements imposed bythe state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) understand that I (we) will not be admitted as a stockholder until my (our) investment has been accepted.Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and,depositing of funds.

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Healthcare Trust of America, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(F)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS INITIALS **(G)** I (we) acknowledge that if the investor name or registration used in this Subscription Agreement/ Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.

X
SIGNATURE OF INVESTOR | DATE

X
SIGNATURE OF JOINT INVESTOR **(IF APPLICABLE)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

Original subscription documents with original signatures must be delivered to DST on all custodial accounts.

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(HEALTHCARE TRUST OF AMERICA, INC. AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the section of the Prospectus entitled "SUITABILITY STANDARDS" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE # **(REQUIRED)** – – | FAX PHONE# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX# – – | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE
(REQUIRED)

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** | DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** | DATE

PAGE 4 OF 4

SUBSCRIPTION AGREEMENT ADDENDUM FOR INVESTORS IN CERTAIN STATES

FOR INITIAL OFFERING

HTA Healthcare Trust *of* America

Each **Alabama, New Mexico, North Carolina, North Dakota and Washington** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that I (we) either: (1) have a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $250,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $70,000.

Each **Arizona and Missouri** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that I (we) either: (1) have a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $225,000 or (2) a minimum annual gross income of at least $60,000 and a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $60,000.

Each **Iowa, Kansas, Massachusetts, Michigan, Ohio, Oregon, Pennsylvania and Tennessee** investor must separately initial the below representations. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf. Under penalty of perjury, by signing this Addendum, I (we) hereby certify the following:

☐ INITIALS ☐ INITIALS I (we) represent that I (we) either: (1) have a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $250,000 or (2) a minimum annual gross income of at least $70,000 and a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $70,000.

☐ INITIALS ☐ INITIALS I (we) represent that my (our) investment in the Company's common stock and the common stock of its affiliates does not exceed 10% of my (our) liquid net worth. Liquid net worth is that portion of total net worth which is comprised of cash, cash equivalents and readily marketable securities.

In addition, each **Kansas** investor must also certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) are aware that it is recommended by the Office of the Kansas Securities Commissioner that investors should limit their aggregate investment in this and similar direct participation investments to not more than 10% of their liquid net worth. Liquid net worth is that portion of total net worth which is comprised of cash, cash equivalents and readily marketable securities.

Each **California** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that I (we) either: (1) have a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $250,000 or (2) a minimum annual gross income of at least $85,000 and a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $150,000.

☐ INITIALS ☐ INITIALS I (we) represent that my (our) investment in the Company's common stock and the common stock of its affiliates does not exceed 10% of my (our) liquid net worth. Liquid net worth is that portion of total net worth which is comprised of cash, cash equivalents and readily marketable securities.

☐ INITIALS ☐ INITIALS I (we) understand that the exemption for secondary trading under California Corporation Code Section 25104(h) is not available to investors, although other exemptions may be available to cover private sales by me (us) without advertising and without being effected through a broker dealer in a public offering.

Each **Maine** investor must certify, under penalty of perjury, the following:

☐ INITIALS ☐ INITIALS I (we) represent that I (we) either: (1) have a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $200,000 or (2) a minimum annual gross income of at least $50,000 and a minimum net worth, excluding amounts related to my (our) home, furnishings and automobiles, of at least $50,000.

HTA
Healthcare Trust of America

WIRING INSTRUCTIONS

Effective: August 29, 2009

Thank you for choosing to invest in Healthcare Trust of America, Inc. For your convenience, listed below are the instructions for wiring funds for an investment held in Healthcare Trust of America, Inc.

Prior to wiring funds, please notify:
Our Money Desk via e-mail at **HTAWireDesk@dstsystems.com**
that funds will be sent via wire.

Please include the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered Representative's name, phone number, and broker/dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the subscription agreement prior to receiving the funds. If we receive the funds without a subscription agreement, we will be obligated to return the funds if we do not receive the subscription agreement within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Wire Instructions for Healthcare Trust of America, Inc.

Bank:	UMB Bank, N.A.
Address:	1010 Grand Ave., Kansas City, MO 64106
ABA#:	1010-0069-5
DDA#:	987-187-9747
Account Name:	DST as Agent for Healthcare Trust of America, Inc.

If you have any questions, please do not hesitate to contact our Investor Services Department at 888-801-0107.

We look forward to serving your investment needs.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at
888.801.0107

HTA
Healthcare Trust of America

OPTIONAL

TRANSFER ON DEATH FORM (T.O.D.)

TRANSFER OF DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Healthcare Trust of America, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may be named as a beneficiary with a custodian.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Missouri.
- A T.O.D. designation may be voided at any time by Healthcare Trust of America, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the subscription agreement)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF REGISTERED OWNER **(exactly as name appears in the subscription agreement)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER OF DEATH DESIGNATION

I (we) authorize Healthcare Trust of America, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, the shares will be divided equally.

PRIMARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

SECONDARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

THIRD BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

CUSTODIAN OF MINOR BENEFICIARY INFORMATION

FULL NAME

SSN ___ – __ – ____ OR TAX ID # __ – _______ DATE OF BIRTH (MM-DD-YYYY) __ – __ – ____

SIGNATURE

By signing below, I (we) authorize Healthcare Trust of America, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) here by revoke any beneficiary designation(s) made previously with respect to my (our) Healthcare Trust of America, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Healthcare Trust of America, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Healthcare Trust of America, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Healthcare Trust of America, Inc.

X ______________________ DATE ________

SIGNATURE OF PRIMARY INVESTOR OR CUSTODIAN OF A MINOR **(required)**

X ______________________ DATE ________

SIGNATURE OF JOINT INVESTOR **(if applicable)**

PAGE 1 OF 1

HTA Healthcare Trust of America

DIRECT DEPOSIT AUTHORIZATION

THIS SERVICE IS PROVIDED AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Healthcare Trust of America, Inc.
c/o DST Systems, Inc.
PO Box 219108
Kansas City, MO 64121-9108

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ___ - __ - ____ OR REGISTERED OWNER'S TAX ID# __ - _______

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME (IF DIFFERENT FROM REGISTERED OWNER)

ACCOUNT NUMBER

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER (REQUIRED)

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
123456789 0001 000123456789
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY

STATE

ZIP CODE

BANK TELEPHONE NUMBER ___ - ___ - ____

PLEASE NOTE: Healthcare Trust of America, Inc. must be in receipt of this form 30 days prior to the distribution payment date . This authorization will supercede any previous distribution instructions.

Healthcare Trust of America, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Healthcare Trust of America, Inc. has notified me (us) that this deposit service has been terminated. In the event that Healthcare Trust of America, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE

DATE

X

JOINT INVESTOR SIGNATURE

DATE

E-MAIL ADDRESS (required to receive notification of direct deposit)

NOTE: Direct Deposit is not available for investments made through IRAs or qualified accounts.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

888.801.0107

EXHIBIT B

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP has been implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 221,052,632 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 21,052,632 shares will be registered and reserved for distribution pursuant to the DRIP (the “Initial DRIP Shares”).

Initially, distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share equal to $9.50 (the “Initial Offering DRIP Price”) until all of the Initial DRIP Shares have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional public equity offerings of Common Stock for use in the DRIP at a price per share equal to 95.0% of the offering price in such subsequent public equity offering (the “Subsequent Offering DRIP Price”). The Company may also offer shares of Common Stock under the DRIP at a price per share equal to 95.0% of the most recent offering price (the “Post-Offering DRIP Price”) for the first 12 months subsequent to the close of the last public offering of Common Stock prior to the listing of Common Stock on a national securities exchange (a “Listing”). After that 12-month period, participants in the DRIP may acquire Common Stock under the DRIP at a price per share equal to 95.0% of the per share valuation determined by the Company’s advisor or another firm chosen for that purpose until the Listing (the “Pre-Listing DRIP Price”). From and after the date of the Listing, participants in the DRIP may acquire Common Stock at a price per share equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the Common Stock is traded (individually the “Listing DRIP Price” and collectively referred to herein with the Initial Offering DRIP Price, the Subsequent Offering DRIP Price, the Post-Offering DRIP Price and the Pre-Listing DRIP Price as the “DRIP Price”).

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP and during the Initial Offering, you may purchase shares at the Initial Offering DRIP Price until all of the Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. If the Company elects to keep the DRIP in effect after the Initial Offering, you may purchase shares at the Subsequent Offering DRIP Price, the Post-Offering DRIP Price, the Pre-Listing DRIP Price or the Listing DRIP Price, as applicable.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of Common Stock under the DRIP will be used to provide the Company with funds for its general corporate purposes.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of the Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with the Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions, marketing support fees or due diligence reimbursements. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

Investment Date.  Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all DRIP participants for each distribution period to purchase shares for such participants. If the aggregate amount of distributions to all DRIP participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the DRIP participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the DRIP participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the applicable DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the applicable DRIP Price.

Optional Cash Purchases.  Unless and until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Book-Entry Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than 10 days prior to the next Investment Date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Company’s board of directors (the “Board”) may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of DRIP participants or other stockholders, provided that written notice of any material amendment is sent to DRIP participants at least 10 days prior to the effective date thereof and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the

DRIP. You will be notified if the DRIP is terminated or materially amended. The Board also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. DRIP participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to DRIP participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the IRS regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, DRIP participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that the Company makes a distribution in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

Withholding.  In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

ENROLLMENT FORM

HEALTHCARE TRUST OF AMERICA, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan.

I hereby appoint Healthcare Trust of America, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the Distribution Reinvestment Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature:	Date:

Name:

Signature of Joint Owner:	Date:

Name:

EXHIBIT C

HEALTHCARE TRUST OF AMERICA, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), has adopted a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s common stock, par value $0.01 per share (“Shares”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Share Redemptions.

Repurchase Price.  Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the prices per Share at which the Company will repurchase Shares will be as follows:

(1) For stockholders who have continuously held their Shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire Shares from the Company;

(2) For stockholders who have continuously held their Shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire Shares from the Company;

(3) For stockholders who have continuously held their Shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire Shares from the Company; and

(4) For stockholders who have continuously held their Shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire Shares from the Company.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) for stockholders who have continuously held their Shares for less than four years, 100% of the price paid to acquire the Shares from the Company; or (2) for stockholders who have continuously held their Shares for at least four years, a price determined by the Board, but in no event less than 100% of the price paid to acquire the Shares from the Company. In addition, the Company will waive the one-year holding period, as described in Section 4, for Shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5.0%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will redeem Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.

Repurchase Request Withdrawal.  A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Ineffective Withdrawal.  In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5. Miscellaneous.

Advisor Ineligible.  The former Advisor to the Company, Grubb & Ellis Healthcare REIT Advisor, LLC, shall not be permitted to participate in the Repurchase Plan.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares under this Repurchase Plan or from the Company’s determination not to repurchase Shares under the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability. If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

SHARE REPURCHASE REQUEST

Standard Mail: Healthcare Trust of America, PO Box 219108, Kansas City, MO 64121-9108
Overnight Mail: Healthcare Trust of America, c/o DST Systems, Inc, 430 W 7th St, Kansas City, MO 64105
For Questions, Phone: (888) 801-0107 Fax: (866) 825-1371

The undersigned stockholder of Healthcare Trust of America, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

Name on Investment

Name on Investment

Account Number

Social Security/Tax ID Number

Address

City, State, ZIP

Telephone	E-mail

Total Number Shares Owned by Stockholder

Please state the number of shares you are submitting for repurchase
(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

Repurchase Information

Please state your instruction to receive the share repurchase proceeds:

☐ I prefer for my proceeds to be sent to my mailing address of record

☐ I prefer for my proceeds to deposited into a third-party account (information listed below)

Institution Name

Account Name

Institution ABA

Account Name

Street/PO Box

City, State & Zip Code

Authorization & Signatures

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

•	The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

•	The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

•	The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

All investor(s)/registration owner(s) must sign the form to authorize the above instructions. The signature(s) to this application must correspond with the name(s) and account registration in which you held the shares, in every particular, without alteration or any change whatsoever.

SIGNATURE OF OWNER	SIGNATURE OR JOINT OWNER

DATE	DATE

MEDALLION SIGNATURE GUARANTEE	MEDALLION SIGNATURE GUARANTEE

HEALTHCARE TRUST OF AMERICA, INC.

Maximum Offering of
$2,200,000,000 in Shares
of Common Stock

Minimum Offering of
$2,000,000 in Shares
of Common Stock

PROSPECTUS

September 30, 2009

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Healthcare Trust of America, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

HEALTHCARE TRUST OF AMERICA, INC.

SUPPLEMENT NO. 1 DATED SEPTEMBER 30, 2009
TO THE PROSPECTUS DATED SEPTEMBER 30, 2009

This document supplements, and should be read in conjunction with, our prospectus dated September 30, 2009, relating to our offering of 221,052,632 shares of common stock. The purpose of this Supplement No. 1 is to disclose:

•	the status of our initial public offering;

•	a description of our current portfolio;

•	our recent acquisition of the Greenville Hospital System Portfolio in Greenville, South Carolina;

•	selected financial data;

•	information regarding our distributions;

•	our performance — funds from operations;

•	our property performance — net operating income;

•	additional risk factors; and

•	compensation paid to our former advisor and its affiliates.

Status of our Initial Public Offering

As of September 29, 2009, we had received and accepted subscriptions in our offering for 127,434,508 shares of our common stock, or approximately $1,273,100,000, excluding shares issued under our distribution reinvestment plan. As of September 29, 2009, approximately 72,600,000 shares remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. This offering has been extended pursuant to SEC Rule 415 under the Securities Act of 1933, as amended, and will expire no later than the earlier of March 19, 2010 or the date on which the maximum offering has been sold.

Our Current Portfolio

We provide stockholders the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We focus primarily on income producing investments which may be located in multiple states. As of June 30, 2009, we owned 43 properties with an aggregate gross leasable area, or GLA, of 5,487,000 square feet and one real estate related asset, and the aggregate purchase price of our total portfolio was $1,043,920,000. We have completed one acquisition since June 30, 2009. Each of our properties is 100% owned by our operating partnership except one, which is 80.0% owned by our operating partnership through a joint venture. The tables below provide summary information regarding our properties as of June 30, 2009:

		Properties Owned
		as a Percentage of
State	Number	Aggregate Purchase Price

Arizona	3	5.3%
California	2	3.8
Colorado	1	1.4
Florida	3	6.9
Georgia	6	8.9
Indiana	5	12.7
Minnesota	2	1.7
Missouri	1	3.5
New Hampshire	1	1.4
Ohio	4	7.0
Oklahoma	1	2.8
Pennsylvania	1	2.6
Tennessee	1	2.0
Texas	4	10.8
Utah	1	2.9
Wisconsin	2	7.2
Multiple States	5	19.2

Total	43	100.0%

The table below describes the type of real estate properties and other real estate related assets we owned as of June 30, 2009:

	Number	Gross
	of	Leasable
Type of Investment	Investments	Area

Medical Office	119	4,137,000
Healthcare Related Facility	16	1,042,000
Office	3	308,000
Other Real Estate Related Assets	1	N/A

Total	139	5,487,000

The table below describes the average effective annual rent per square foot and the occupancy rate for each of the last five years ended December 31, 2008 and through June 30, 2009, for which we owned properties:

						June 30,
	2004(1)	2005(1)	2006(1)	2007(2)	2008(2)	2009

Average Effective Annual Rent per Square Foot	N/A	N/A	N/A	$18.41	$16.87	$17.18
Occupancy Rate	N/A	N/A	N/A	88.6%	91.3%	89.3%

(1)	We were initially capitalized on April 28, 2006 and therefore we consider that our date of inception. We purchased our first property on January 22, 2007.

(2)	Based on leases in effect as of December 31, 2007 and December 31, 2008, respectively.

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The following table presents the sensitivity of our annual base rent due to lease expirations as of June 30, 2009 for the six months ending December 31, 2009 and for each of the next ten years and thereafter at our properties, by number, square feet, percentage of leased area, annual base rent and percentage of annual rent:

			% of Leased		% of Total
			Area		Annual Rent
	Number	Total Sq. Ft.	Represented	Annual Rent	Represented
	of Leases	of Expiring	by Expiring	Under Expiring	by Expiring
	Expiring	Leases	Leases	Leases	Leases(1)

2009	159	333,000	6.9%	$6,838,000	6.6%
2010	120	474,000	9.7	9,325,000	8.9
2011	110	461,000	9.5	9,230,000	8.9
2012	123	435,000	8.9	8,568,000	8.3
2013	103	612,000	12.5	12,932,000	12.4
2014	54	558,000	11.5	8,832,000	8.5
2015	31	188,000	3.9	4,638,000	4.5
2016	40	351,000	7.2	7,651,000	7.4
2017	39	321,000	6.5	6,790,000	6.5
2018	46	364,000	7.4	7,384,000	7.1
2019	16	97,000	2.0	2,920,000	2.8
Thereafter	41	687,000	14.0	18,732,000	18.1

Total	882	4,881,000	100%	$103,840,000	100%

As of June 30, 2009, no single tenant accounted for 10.0% or more of the GLA of our real estate properties.

For the six months ended June 30, 2009, we had interests in seven consolidated properties located in Texas, which accounted for 16.7% of our total rental income and interests in five consolidated properties located in Indiana, which accounted for 14.2% of our total rental income. This rental income is based on contractual base rent from leases in effect as of June 30, 2009. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

Recent Acquisition of Greenville Hospital System Portfolio

On September 18, 2009, we, through our subsidiary, HTA Greenville, LLC, or HTA Greenville, acquired a fee simple interest in 7 medical office buildings, and a leasehold interest in 9 medical office buildings in the Greenville, South Carolina area, or the GHS portfolio, from an unaffiliated third party for a purchase price of $162,820,000 plus closing costs. For the six months ended June 30, 2009 and 2008, respectively, none of our tenants at our consolidated properties accounted for 10.0% or more of our aggregate annual rental income.

Financing and Fees

We paid 100% of the purchase price of $162,820,000 for the GHS portfolio in cash.

Description of the Property

The GHS portfolio consists of approximately 856,000 rentable square feet of medical office and related space and is currently 100% leased. As of the date of closing, approximately 84% of the rentable square feet is leased by the seller, Greenville Hospital System, or GHS, and the remainder is leased primarily by medical tenants.

GHS is one of the largest healthcare services providers in South Carolina and has approximately 70% of the market share in its primary service area. Approximately 92% of the GHS portfolio’s square footage is located on or adjacent to three of GHS’s five hospital campuses. The Greenville Memorial “flagship” campus

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is approximately 138 acres and includes approximately 1,268 acute hospital beds, approximately 380 employed physicians, and approximately 1,000 affiliated physicians.

GHS has executed leases for a total of approximately 718,924 square feet, or approximately 84% of the GHS portfolio. The GHS leases will have an initial average term of approximately 14 years with annual rent escalations.

The principal businesses occupying the building are healthcare providers. GHS owns and operates acute care hospitals and related specialty care facilities. In addition to GHS, the two largest tenants, Carolina Cardiology Consultant and Cancer Center of the Carolinas, have been occupants of the property since November, 2007 and January, 2009, respectively.

Greenville Hospital System will continue to serve as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of the GHS portfolio.

The GHS portfolio faces competition from other nearby medical office buildings that provide comparable services. GHS is the dominant provider of healthcare services in South Carolina with approximately 70% of the market share in the largest Metropolitan Statistical Area in South Carolina.

Generally, GHS will guarantee a fixed cost for any tenant improvements and renovations and have a to-be-determined date certain for completion. For federal income tax purposes, the depreciable basis in the GHS portfolio will be approximately $138.4 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years.

The following table sets forth the lease expirations of the GHS portfolio for the next ten years and thereafter, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross
		Total Square Feet	Gross Annual	Annual Rent
	No. of Leases	of Expiring	Rent of Expiring	Expressed by
Year	Expiring	Leases	Leases	Expiring Leases

2009	—	—	—	—
2010	—	—	—	—
2011	1	14,064	$194,448	1.31%
2012	2	35,029	$633,819	4.17%
2013	7	70,074	$1,263,758	8.16%
2014	—	—	—	—
2015	—	—	—	—
2016	1	10,419	$166,867	1.02%
2017	1	7,669	$181,472	1.09%
2018	—	—	—	—
Thereafter	36	718,924	$13,954,059	83.27%

The properties in the GHS portfolio were built between 1974 and 2008. Since the properties were completed, they have been fully occupied by GHS and third party tenants. As discussed above, as of the closing date, the GHS portfolio is 100% leased.

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Selected Financial Data

The following selected financial data should be read with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and the notes thereto incorporated by reference into the prospectus. Our historical results are not necessarily indicative of results for any future period.

The following tables present summarized consolidated financial information including balance sheet data, statement of operations data, and statement of cash flows data in a format consistent with our consolidated financial statements.

	June 30,	December 31,		April 28, 2006
	2009	2008	2007	(Date of Inception)

BALANCE SHEET DATA
Total assets	$1,436,644,000	$1,113,923,000	$431,612,000	$202,000
Mortgage loan payables, net	452,955,000	460,762,000	185,801,000	—
Total stockholders’ equity	925,447,000	599,320,000	175,590,000	2,000

					2006 (Date of
	Six Months Ended	Six Months Ended	Year Ended	Year Ended	Inception) through
	June 30,	June 30,	December 31,	December 31,	December 31,
	2009	2008	2008	2007	2006

INCOME STATEMENT DATA
Total revenues	60,294,000	29,390,000	80,418,000	17,626,000	—
Net loss	(10,335,000)	(6,175,000)	(28,409,000)	(7,674,000)	(242,000)
Net loss attributable to controlling interest	(10,507,000)	(6,284,000)	(28,448,000)	(7,666,000)	(242,000)
Net loss per share attributable to controlling interest — basic and diluted(1)	(0.11)	(0.22)	(0.66)	(0.77)	(149.20)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities	14,250,000	7,041,000	20,677,000	7,005,000	—
Net cash used in investing activities	(83,478,000)	(355,212,000)	(526,475,000)	385,440,000	—
Net cash provided by financing activities	331,376,000	354,463,000	628,662,000	383,700,000	202,000
OTHER DATA:
Distributions declared	34,724,000	10,458,000	31,180,000	7,250,000	—
Distributions declared per share	0.36	0.36	0.73	0.70	—

(1)	Net loss per share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholder’s common stock.

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Information Regarding our Distributions

The amount of the distributions to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended.

Our board of directors approved a 6.50% per annum, or $0.65 per common share, distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering of $2,000,000. The first distribution was paid on February 15, 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum, or $0.725 per common share, distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007. Distributions are paid to our stockholders on a monthly basis.

If distributions are in excess of our taxable income, such distributions will result in a return of capital to our stockholders. Our distribution of amounts in excess of our taxable income has resulted in a return of capital to our stockholders.

For the six months ended June 30, 2009, we paid distributions of $32,251,000 ($16,469,000 in cash and $15,782,000 in shares of our common stock pursuant to our distribution reinvestment plan), as compared to cash flow from operations of $14,250,000. From inception through December 31, 2008, we paid cumulative distributions of $34,038,000 ($18,266,000 in cash and $15,772,000 in shares of our common stock pursuant to the DRIP), as compared to cumulative cash flows from operations of $27,682,000. The distributions paid in excess of our cash flow from operations were paid using proceeds from this offering.

The following presents the amount of our distributions and the source of payment of such distributions for each of the last four quarters ended June 30, 2009:

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2009	2009	2008	2008

Distributions paid in cash	$9,156,000	$7,313,000	$5,669,000	$4,144,000
Distributions reinvested	8,848,000	6,934,000	5,192,000	3,572,000
Total distributions	$18,004,000	$14,247,000	$10,861,000	$7,716,000
Source of distributions:
Cash flow from operations	$8,355,000	$5,895,000	5,044,000	7,716,000
Offering proceeds	$9,649,000	$8,352,000	5,817,000	—
Total sources	$18,004,000	$14,247,000	$10,861,000	$7,716,000

As of June 30, 2009, we had an amount payable of $1,489,000 to Grubb & Ellis Healthcare REIT Advisor, LLC, or our former advisor, and its affiliates for operating expenses, on-site personnel and engineering payroll, lease commissions and asset and property management fees, which will be paid from cash flow from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

Our former advisor or its affiliates have no obligations to defer or forgive amounts due to them and, as of June 30, 2009, no amounts due to our former advisor or its affiliates have been deferred or forgiven. In the future, if our former advisor or its affiliates do not defer or forgive amounts due to them or if our operating expenses increase as a result of our transition to self-management, this could negatively affect our cash flow from operations, which could result in us paying distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the six months ended June 30, 2009 and 2008, our funds from operations, or FFO, were $15,335,000 and $7,305,000 respectively. FFO was increased (reduced) by noncash gains (losses) caused by the reduced fair market value of interest rate swaps of $3,292,000 and $(104,000) for the six months ended June 30, 2009 and 2008, respectively. FFO also reflects a reduction for acquisition-related expenses of $3,180,000 and $0 for

6

the six months ended June 30, 2009 and 2008, respectively, as a result of the adoption of SFAS No. 141(R) on January 1, 2009. Acquisition costs were previously capitalized as part of the purchase price allocations and have historically been added back to FFO over time through depreciation. For the six months ended June 30, 2009 and 2008 we paid distributions of $32,251,000 and $9,465,000 respectively. Such amounts were covered by FFO of $15,335,000 and $7,305,000, respectively, which is net of the noncash gains and losses described below. The distributions paid in excess of our FFO were paid using proceeds from this offering. Excluding such noncash gains and losses as well as acquisition costs, FFO would have been $15,223,000 and $7,409,000, respectively. See our discussion of FFO below.

In order to manage interest rate risk, we enter into interest rate swaps to fix interest rates, which are derivative financial instruments. These interest rate swaps are required to be recorded at fair market value, even if we have no intention of terminating these instruments prior to their respective maturity dates. Our FFO reflects cumulative noncash losses on derivative financial instruments related to our interest rate swaps from inception through June 30, 2009 in the amount of $10,907,000 resulting from fluctuations in variable interest rates. This change in fair value is an adjustment to reconcile net loss to net cash provided by operating activities. This is shown in our accompanying consolidated statements of cash flows as a noncash adjustment. All interest rate swaps are marked-to-market with changes in value included in net income (loss) each period until the instrument matures. We have no intentions of terminating these instruments prior to their respective maturity dates. The value of our interest rate swaps will fluctuate until the instrument matures and will be zero upon maturity of the instruments. Therefore, any gains or losses on derivative financial instruments will ultimately be reversed.

Our Performance — Funds From Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which it believes more accurately reflects the operating performance of a REIT such as us. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States, or GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

7

The following is the calculation of FFO for each of the last four quarters ended June 30, 2009.

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2009	2009	2008	2008

Net loss	$(3,535,000)	$(6,800,000)	$(16,596,000)	$(5,638,000)
Add:
Depreciation and amortization — consolidated properties	12,645,000	13,299,000	12,493,000	11,213,000
Less:
Net (income) loss attributable to noncontrolling interest of limited partners	(102,000)	(70,000)	117,000	(47,000)
Depreciation and amortization related to noncontrolling interests	(51,000)	(51,000)	(51,000)	(51,000)

FFO	$8,957,000	$6,378,000	$(4,037,000)	$5,477,000

FFO per share — basic	$0.08	$0.08	$(0.06)	$0.11

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2009	2009	2008	2008

FFO per share — diluted	$0.08	$0.08	$(0.06)	$0.11

Weighted average common shares outstanding —
Basic	106,265,880	84,672,174	65,904,688	47,735,536

Diluted	106,265,880	84,672,174	65,904,688	47,735,536

FFO reflects (gains) losses on derivative financial instruments related to our interest rate swaps, amortization of deferred financing fees on our line of credit and unused fees on our line of credit. FFO also reflects a reduction for acquisition-related expenses as a result of the adoption of SFAS No. 141(R) on January 1, 2009. Acquisition costs were previously capitalized as part of the purchase price allocations and have historically been added back to FFO over time through depreciation.

Our Property Performance — Net Operating Income

As of June 30, 2009, we owned 43 properties and one real estate related asset as compared to owning 41 properties as of December 31, 2008. The aggregate occupancy for the properties was approximately 89.3% as of June 30, 2009 versus approximately 91.3% as of December 31, 2008.

The aggregate net operating income for the properties for the six months ended June 30, 2009 was $37,933,000 compared to $52,244,000 for the year ended December 31, 2008.

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, general and administrative expenses, depreciation, amortization, interest and dividend income and minority interests. We believe that net operating income provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, a reconciliation of net loss to net operating income has been provided for the six months ended June 30, 2009 and for the year ended December 31, 2008.

8

	Six Months Ended	Year Ended
	June 30,	December 31,
	2009	2008

Net loss	$(10,335,000)	$(28,448,000)
Add:
General and administrative	10,860,000	9,560,000
Depreciation and amortization	25,944,000	37,398,000
Interest expense	11,636,000	34,164,000
Less:
Interest and dividend income(1)	(172,000)	(430,000)

Net operating income	$37,933,000	$52,244,000

(1)	Certain reclassifications have been made to conform to current year presentation with respect to minority interest and the adoption of FAS 160.

Additional Risk Factors

The “Risk Factors” section of the prospectus is hereby supplemented by the following additional risk factors:

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds.

The amount of the distributions to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. On February 14, 2007, our board of directors approved a 7.25% per annum, or $0.725 per common share, distribution to be paid to stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007.

For the six months ended June 30, 2009, we paid distributions of $32,251,000 ($16,469,000 in cash and $15,782,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP as compared to cash flow from operations of $14,250,000. The distributions paid in excess of our cash flow from operations were paid using proceeds from this offering. As of June 30, 2009, we had an amount payable of $1,489,000 to Grubb & Ellis Healthcare REIT Advisor, LLC, or our former advisor, and its affiliates for operating expenses, on-site personnel and engineering payroll, lease commissions, and asset and property management fees, which will be paid from cash flow from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of June 30, 2009, no amounts due to our former advisor or its affiliates have been deferred or forgiven. Our former advisor and its affiliates have no obligations to defer or forgive amounts due to them. In the future, if our former advisor or its affiliates do not defer or forgive amounts due to them or if our operating expenses increase as a result of our transition to self-management and our cash flows from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the six months ended June 30, 2009, our FFO was $15,335,000. We paid distributions of $32,251,000, of which $15,335,000 was paid from FFO and the remainder from proceeds from this offering.

9

Our distribution payments during the last three fiscal quarters have been funded from sources other than cash flow from operations.

Our distributions paid during the quarters ending December 31, 2008, March 31, 2009 and June 30, 2009 have been funded over 50% from offering proceeds in addition to cash flow from operations.

Compensation Paid to our Former Advisor

Amounts Incurred
Inception to
June 30,
Type of Compensation	2009

Offering Stage:
Selling Commissions	$78,568,000
Marketing Support Fee and Due Diligence Expense Reimbursement	28,620,000
Other Organizational and Offering Expenses	11,067,000
Acquisition and Development Stage:
Acquisition Fees	30,416,000
Reimbursement of Acquisition Expenses	36,000
Operational Stage:
Asset Management Fee	10,354,000
Property Management Fees	4,745,000
Lease Fees	2,190,000
Operating Expenses	824,000
On-site Personnel and Engineering Payroll	2,530,000
Related Party Services Agreement	572,000
Compensation for Additional Services	10,000
Interest Expense	86,000
Liquidity Stage:
Disposition Fees	—
Subordinated Distribution of Net Sales Proceeds	—
Subordinated Distribution Upon Listing	—
Subordinated Distribution Upon Termination	—

As of June 30, 2009, compensation incurred but not yet paid was approximately $440,000, representing normal accruals for second quarter 2009 activities.

10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee	$235,400
FINRA filing fee	75,500
Printing and postage	6,000,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	2,000,000
Advertising	8,000,000
Blue Sky Expenses	600,000
Transfer agent and escrow fees	2,000,000
Miscellaneous	2,354,000

Total	$23,264,900

Item 32.  Sales to Special Parties

Our executive officers and directors may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the marketing support fee in the amount of $0.25 per share will not be payable in connection with such sales.

Item 33.  Recent Sales of Unregistered Securities

On September 20, 2006, we issued 5,000 shares of restricted common stock to each of our independent directors. On October 4, 2006, we issued 5,000 shares of restricted common stock to a new independent director upon his initial appointment. On April 12, 2007, we issued an additional 5,000 shares of restricted common stock to a new independent director upon his initial appointment. The shares of restricted common stock issued to our independent directors were issued pursuant to our 2006 Incentive Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, or the Securities Act. Each of these shares of restricted common stock vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On June 12, 2007, we issued an additional 2,500 shares of restricted common stock to each of our five independent directors pursuant to our 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

On June 17, 2008, we issued 2,500 shares of restricted common stock to each of our five independent directors pursuant to our 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On November 14, 2008, we issued 40,000 shares of restricted common stock to Mr. Peters, our Chief Executive Officer, President and Chairman, pursuant to our 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The shares of restricted common stock will vest and become non-forfeitable in equal annual installments of 33.3% each, on the first, second and third anniversaries of the grant date.

On July 1, 2009, we issued 25,000 shares of fully-vested restricted common stock to Mr. Peters pursuant to our 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. On July 1, 2009, we also issued to Mr. Peters 50,000 shares of restricted common stock in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Of the 50,000 shares, 25.0% were immediately vested on the grant date and the remaining shares vest in equal annual installments on the first three anniversaries of the grant date.

On August 31, 2009, we issued 5,000 shares of restricted common stock to each of our five independent directors pursuant to our 2006 Incentive Plan in private transactions exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards was vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

Item 34.  Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; or (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director) or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by the directors in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents provide the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

On January 17, 2007, we entered into indemnification agreements with each of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, our non-independent director, Scott D. Peters, and two of our former officers, Danny Prosky and Andrea R. Biller. On March 1, 2007, we entered into an indemnification agreement with our former officer, Shannon K S Johnson, and, on April 18, 2007, we entered into an indemnification agreement with our independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service, however, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

On July 1, 2009, we entered into employment agreements with two of our executive officers, Kellie S. Pruitt and Mark Engstrom, whereby we will indemnify and exculpate such officers from money damages incurred as a result of claims arising out of an alleged wrongful act by the officer while acting in good faith as our officer or employee. Our indemnification obligations are subject to the limitations set forth in our charter.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our former sponsor, Grubb & Ellis Company, on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively.

Following our transition to self-management, on August 24, 2009, Grubb & Ellis Healthcare Office REIT, Inc. and Grubb & Ellis Healthcare REIT Holdings, L.P. changed their names to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, respectively.

(a) Index to Financial Statements

The consolidated financial statements and financial statement schedule of Healthcare Trust of America, Inc. (formerly Grubb & Ellis Healthcare REIT, Inc.) are incorporated into this registration statement and the prospectus included herein by reference to Grubb & Ellis Healthcare REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

(b) Exhibits:

The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement by and between Realty Capital Securities, LLC and Grubb & Ellis Healthcare REIT, Inc. dated as of May 21, 2009 (included as Exhibit 1.1 to our Current Report on Form 8-K filed May 27, 2009 and incorporated herein by reference)
1	.1.1*	Amendment to Dealer Manager Agreement by and between Realty Capital Securities, LLC and Grubb & Ellis Healthcare REIT, Inc. dated August 18, 2009
1.2		Form of Participating Dealer Agreement (included as Exhibit A to the Dealer Manager Agreement)
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007 and incorporated herein by reference)
3.3		Articles of Amendment, effective August 24, 2009 (included as Exhibit 3.1 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
3	.4*	Bylaws of NNN Healthcare/Office REIT, Inc.
3	.5*	Amendment to the Bylaws, effective April 21, 2009
3.6		Amendment to the Bylaws, effective August 24, 2009 (included as Exhibit 3.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
4.1		Form of Subscription Agreement (included as Exhibit A to the prospectus)

4.2		Distribution Reinvestment Plan (included as Exhibit B to the prospectus)
4.3		Share Repurchase Plan (included as Exhibit C to the prospectus)
4.4		Escrow Agreement (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the shares being registered
8	.1*	Opinion of Alston & Bird LLP as to tax matters
10.1		Amended and Restated Advisory Agreement among Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, LP, Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Realty Investors, LLC (included as Exhibit 10.1 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.2.1	Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP (included as Exhibit 10.2 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10	.2.2	Amendment No. 2 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP by Healthcare Trust of America, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc.), dated as of August 24, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10	.3*	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10	.4*	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller, Shannon K S Johnson and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.6		Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.7		Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10	.8*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association
10	.9*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.10*	Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.11*	Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.12*	Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.13*	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.14*	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.15*	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association
10	.16*	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.17*	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.18*	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.19*	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.20*	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.21*	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.22*	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association
10	.23*	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10.24		Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated October 30, 2006 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.25		First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated December 21, 2006 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.26		Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.27	Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.28	Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.29	Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.30	Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.31	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.32	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.33	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.34	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.35	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.36	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.37	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.38	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.39	Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.40	Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.41	Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.42	Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.43	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.44	Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.47	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.48	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.49	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.50	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.52	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.54	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.55	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.56	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.57	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.58	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.59	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.60	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.61	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.62	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.63	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.64	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.67	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.68	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.69	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.70	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.71	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.72	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.73	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.75	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.76	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.78	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.79	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.80	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.81	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.82	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.83	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.86	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.87	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated, July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.88	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.89	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.90	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.91	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.92	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.93	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.94	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.95	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.97	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.99	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.100	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.101	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.102	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.109	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.110	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.111	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.112	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.113	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.114	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.115	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.116	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.117	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.118	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.119	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.123	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.124	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.125	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.126	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.127	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.128	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.129	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.130	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.131	Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.132	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.133	Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.134	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.135	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.136	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.137	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.138	Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.139	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.140	Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.141	Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.142	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.143	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.144		ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.145		Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.146		Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10	.147*	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/n/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007
10	.148*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007
10	.149*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007
10.150		Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.151		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.152		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.153		Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.154		Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155		Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156		Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157		Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158		Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.159	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.161	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.162	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.163	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.165	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.166	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.167	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.168	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.169	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.170	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.171	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.183	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.184	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associated limited Partnership and Triple Net Properties, LLC, dated January 14, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.185	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.187	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated January 31, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.188	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008(included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.194	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.197	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.198	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.199	ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.200	First Amendment to Promissory Note by and between NNN Gallery Medical, LLC, NNN Realty Advisors, Inc. and LaSalle Bank National Association, released from escrow on February 20, 2008 and effective as of February 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 26, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.201	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between NHP Cypress Station Partnership, LP and Grubb & Ellis Realty Investors, LLC, dated February 22, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.202	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated March 5, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.203	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Fort Road Medical, LLC, dated March 6, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.204	Promissory Note by G&E Healthcare REIT Fort Road Medical, LLC in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.205	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by G&E Healthcare REIT Fort Road Medical, LLC for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.206	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.207	Environmental Indemnity Agreement by G&E Healthcare REIT Fort Road Medical, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.208	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Epler Parke, LLC and Grubb & Ellis Realty Investors, LLC, dated March 6, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.209	ISDA Interest Rate Swap Confirmation Letter Agreement by and between G&E Healthcare REIT Fort Road Medical, LLC and LaSalle Bank National Association, dated March 10, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.210	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated March 11, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.211	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, dated March 19, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.212	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Epler Parke Building B, LLC, dated March 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.213	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Cypress Station, LLC, dated March 25, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.214	Promissory Note by G&E Healthcare REIT Cypress Station, LLC in favor of National City Bank, dated March 25, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.215	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement by G&E Healthcare REIT Cypress Station, LLC for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.216	Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.217	Environmental Indemnity Agreement by G&E Healthcare REIT Cypress Station, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.218	Purchase and Sale Agreement and Escrow Instructions by and between HCP, Inc. and HCPI/Indiana, LLC, and G&E Healthcare REIT Medical Portfolio 3, LLC, dated May 30, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 4, 2008 and incorporated herein by reference)
10.219	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E Healthcare REIT Amarillo Hospital, LLC to and for the benefit of Jeffrey C. Baker, Esq., Trustee and LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.220	Joinder Agreement by G&E Healthcare REIT Amarillo Hospital, LLC in favor of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.221	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., G&E Healthcare REIT Amarillo Hospital, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.222	Loan Agreement by and among G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC and Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.223	Promissory Note by G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.224	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT 5995 Plaza Drive, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.225	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Academy, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 and delivered June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.226	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.227	Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Epler Parke Building B, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.228	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Nutfield Professional Center, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.229	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.230	Environmental Indemnity Agreement by G&E Healthcare REIT 5995 Plaza drive, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.231	Environmental Indemnity Agreement by G&E Healthcare REIT Academy, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.232	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 2, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.233	Environmental Indemnity Agreement by G&E Healthcare REIT Epler Parke Building B, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.234	Environmental Indemnity Agreement by G&E Healthcare REIT Nutfield Professional Center, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.235	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 3, LLC, The Financial Institutions Party Hereto, as Banks, and Fifth Third Bank, as Agent, dated June 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.236	Syndicated Promissory Note (1) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.237	Syndicated Promissory Note (2) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.238	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.239	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Boone County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.240	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hamilton County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.241	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hendricks County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.242	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Marion County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.243	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 3, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.244	Modification of Loan Agreement by and among G&E Healthcare REIT Medical Portfolio 3, LLC, Grubb & Ellis Healthcare REIT, Inc. and Fifth Third Bank, dated June 27, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 3, 2008 and incorporated herein by reference)
10.245	Employment Agreement by and between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters (included as Exhibit 10.3 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.246		Amendment to the Grubb & Ellis Healthcare REIT, Inc. 2006 Independent Directors’ Compensation Plan, effective January 1, 2009 (included as Exhibit 10.68 in our Annual Report of Form 10-K filed March 27, 2009 and incorporated herein by reference)
10.247		Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc. (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 9, 2009 and incorporated herein by reference)
10.248		Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, effective as of July 1, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.249		Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Mark Engstrom, effective as of July 1, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.250		Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Kellie S. Pruitt, effective as of July 1, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.251		Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated July 15, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 16, 2009 and incorporated herein by reference)
10.252		First Amendment to Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated August 14, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 20, 2009 and incorporated herein by reference)
10.253		Amendment No. 1 to Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc., dated August 17, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 20, 2009 and incorporated herein by reference)
10.254		Second Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 21, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10.255		Third Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 26, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10.256		Fourth Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA — Greenville, LLC, dated September 4, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 11, 2009 and incorporated herein by reference)
10.257		Future Development Agreement by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference)
10.258		Right of First Opportunity by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference)
21	.1**	Subsidiaries of Healthcare Trust of America, Inc.
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3**	Consent of Deloitte & Touche LLP
24	.1*	Power of Attorney
24	.2*	Power of Attorney of Larry L. Mathis

*	Previously filed

**	Filed herewith

Item 37.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on the 30th day of September, 2009.

HEALTHCARE TRUST OF AMERICA, INC.

By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	September 30, 2009

/s/ Kellie S. Pruitt Kellie S. Pruitt	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	September 30, 2009

* W. Bradley Blair, II	Director	September 30, 2009

* Maurice J. DeWald	Director	September 30, 2009

* Warren D. Fix	Director	September 30, 2009

* Larry L. Mathis	Director	September 30, 2009

* Gary T. Wescombe	Director	September 30, 2009

* /s/ Scott D. Peters Scott D. Peters, as attorney-in-fact

EXHIBIT INDEX

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of Grubb & Ellis Company on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Healthcare Management, LLC, respectively. Following our transition to self-management, on August 24, 2009, Grubb & Ellis Healthcare Office REIT, Inc. and Grubb & Ellis Healthcare REIT Holdings, L.P. changed their names to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, respectively. The following Exhibit List refers to the entity names used prior to the December 10, 2007 and August 24, 2009 name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement by and between Realty Capital Securities, LLC and Grubb & Ellis Healthcare REIT, Inc. dated as of May 21, 2009 (included as Exhibit 1.1 to our Current Report on Form 8-K filed May 27, 2009 and incorporated herein by reference)
1	.1.1*	Amendment to Dealer Manager Agreement by and between Realty Capital Securities, LLC and Grubb & Ellis Healthcare REIT, Inc. dated August 18, 2009
1.2		Form of Participating Dealer Agreement (included as Exhibit A to the Dealer Manager Agreement)
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007 and incorporated herein by reference)
3.3		Articles of Amendment, effective August 24, 2009 (included as Exhibit 3.1 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
3	.4*	Bylaws of NNN Healthcare/Office REIT, Inc.
3	.5*	Amendment to the Bylaws, effective April 21, 2009
3.6		Amendment to the Bylaws, effective August 24, 2009 (included as Exhibit 3.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
4.1		Form of Subscription Agreement (included as Exhibit A to the prospectus)
4.2		Distribution Reinvestment Plan (included as Exhibit B to the prospectus)
4.3		Share Repurchase Plan (included as Exhibit C to the prospectus)
4.4		Escrow Agreement (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the shares being registered
8	.1*	Opinion of Alston & Bird LLP as to tax matters
10.1		Amended and Restated Advisory Agreement among Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, LP, Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Realty Investors, LLC (included as Exhibit 10.1 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.2.1	Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP (included as Exhibit 10.2 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10	.2.2	Amendment No. 2 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP by Healthcare Trust of America, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc.), dated as of August 24, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10	.3*	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10	.4*	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller, Shannon K S Johnson and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)
10.6		Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.7		Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10	.8*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association
10	.9*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.10*	Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.11*	Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.12*	Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.13*	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.14*	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.15*	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association
10	.16*	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.17*	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.18*	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.19*	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.20*	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.21*	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.22*	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association

Exhibit
Number		Exhibit

10	.23*	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10.24		Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated October 30, 2006 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.25		First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated December 21, 2006 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.26		Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.27		Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.28		Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.29		Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.30		Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.31		Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.32		Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.33		Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.34		Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.35		Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.36		Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.37		Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.38	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.39	Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.40	Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.41	Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.42	Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.43	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.44	Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.47	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.48	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.49	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.50	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.52	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.54	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.55	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.56	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.57	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.58	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.59	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.60	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.61	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.62	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.63	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.64	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.67	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.68	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.69	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.70	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.71	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.72	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.73	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.75	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.76	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.78	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.79	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.80	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.81	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.82	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.83	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.86	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.87	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated, July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.88	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.89	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.90	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.91	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.92	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.93	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.94	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.95	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.97	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.99	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.100	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.101	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.109	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.110	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.111	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.112	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.113	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.114	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.115	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.116	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.117	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.118	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.119	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.123	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.124	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.125	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.126	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.127	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.128	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.129	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.130	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.131	Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.132	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.133	Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.134	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.135	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.136	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.137		Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.138		Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.139		Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.140		Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.141		Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.142		Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.143		Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.144		ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.145		Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.146		Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10	.147*	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/n/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007
10	.148*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007
10	.149*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007
10.150		Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.151	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.152	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.153	Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.154	Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155	Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156	Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.159	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.161	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.162	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.163	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.165	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.166	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.167	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.168	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.169	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.170	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.171	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.183	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.184	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associated limited Partnership and Triple Net Properties, LLC, dated January 14, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.185	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)
10.187	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated January 31, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.188	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.194	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.197	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.198	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.199	ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.200	First Amendment to Promissory Note by and between NNN Gallery Medical, LLC, NNN Realty Advisors, Inc. and LaSalle Bank National Association, released from escrow on February 20, 2008 and effective as of February 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 26, 2008 and incorporated herein by reference)
10.201	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between NHP Cypress Station Partnership, LP and Grubb & Ellis Realty Investors, LLC, dated February 22, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.202	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated March 5, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.203	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Fort Road Medical, LLC, dated March 6, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.204	Promissory Note by G&E Healthcare REIT Fort Road Medical, LLC in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.205	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by G&E Healthcare REIT Fort Road Medical, LLC for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.206	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.207	Environmental Indemnity Agreement by G&E Healthcare REIT Fort Road Medical, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.208	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Epler Parke, LLC and Grubb & Ellis Realty Investors, LLC, dated March 6, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.209	ISDA Interest Rate Swap Confirmation Letter Agreement by and between G&E Healthcare REIT Fort Road Medical, LLC and LaSalle Bank National Association, dated March 10, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.210	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated March 11, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.211	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, dated March 19, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.212	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Epler Parke Building B, LLC, dated March 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.213	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Cypress Station, LLC, dated March 25, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.214	Promissory Note by G&E Healthcare REIT Cypress Station, LLC in favor of National City Bank, dated March 25, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.215	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement by G&E Healthcare REIT Cypress Station, LLC for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.216	Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.217	Environmental Indemnity Agreement by G&E Healthcare REIT Cypress Station, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.218	Purchase and Sale Agreement and Escrow Instructions by and between HCP, Inc. and HCPI/Indiana, LLC and G&E Healthcare REIT Medical Portfolio 3, LLC, dated May 30, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 4, 2008 and incorporated herein by reference)
10.219	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E Healthcare REIT Amarillo Hospital, LLC to and for the benefit of Jeffrey C. Baker, Esq., Trustee and LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.220	Joinder Agreement by G&E Healthcare REIT Amarillo Hospital, LLC in favor of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.221	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., G&E Healthcare REIT Amarillo Hospital, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.222	Loan Agreement by and among G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC and Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.223	Promissory Note by G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.224	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT 5995 Plaza Drive, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.225	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Academy, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 and delivered June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.226	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.227	Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Epler Parke Building B, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.228	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Nutfield Professional Center, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.229	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.230	Environmental Indemnity Agreement by G&E Healthcare REIT 5995 Plaza drive, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.231	Environmental Indemnity Agreement by G&E Healthcare REIT Academy, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.232	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 2, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.233	Environmental Indemnity Agreement by G&E Healthcare REIT Epler Parke Building B, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.234	Environmental Indemnity Agreement by G&E Healthcare REIT Nutfield Professional Center, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.235	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 3, LLC, The Financial Institutions Party Hereto, as Banks, and Fifth Third Bank, as Agent, dated June 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.236	Syndicated Promissory Note (1) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.237	Syndicated Promissory Note (2) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.238	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.239	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Boone County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.240	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hamilton County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.241	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hendricks County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.242	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Marion County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.243	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 3, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.244	Modification of Loan Agreement by and among G&E Healthcare REIT Medical Portfolio 3, LLC, Grubb & Ellis Healthcare REIT, Inc. and Fifth Third Bank, dated June 27, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 3, 2008 and incorporated herein by reference)
10.245	Employment Agreement by and between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters (included as Exhibit 10.3 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.246	Amendment to the Grubb & Ellis Healthcare REIT, Inc. 2006 Independent Directors’ Compensation Plan, effective January 1, 2009 (included as Exhibit 10.68 in our Annual Report of Form 10-K filed March 27, 2009 and incorporated herein by reference)
10.247	Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc. (included as Exhibit 10.1 to our Current Report on Form 8-K filed April 9, 2009 and incorporated herein by reference)
10.248	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, effective as of July 1, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.249	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Mark Engstrom, effective as of July 1, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.250		Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Kellie S. Pruitt, effective as of July 1, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 8, 2009 and incorporated herein by reference)
10.251		Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated July 15, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 16, 2009 and incorporated herein by reference)
10.252		First Amendment to Purchase and Sale Agreement by and between Greenville Hospital System and HTA Greenville, LLC, dated August 14, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 20, 2009 and incorporated herein by reference)
10.253		Amendment No. 1 to Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc., dated August 17, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 20, 2009 and incorporated herein by reference)
10.254		Second Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 21, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10.255		Third Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA Greenville, LLC, dated August 26, 2009 (included as Exhibit 10.3 to our Current Report on Form 8-K filed August 27, 2009 and incorporated herein by reference)
10.256		Fourth Amendment to Agreement of Sale and Purchase by and between Greenville Hospital System and HTA — Greenville, LLC, dated September 4, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 11, 2009 and incorporated herein by reference)
10.257		Future Development Agreement by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.1 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference)
10.258		Right of First Opportunity by and between HTA — Greenville, LLC and Greenville Hospital System, dated September 9, 2009 (included as Exhibit 10.2 to our Current Report on Form 8-K, filed September 22, 2009 and incorporated herein by reference)
21	.1**	Subsidiaries of Healthcare Trust of America, Inc.
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3**	Consent of Deloitte & Touche LLP
24	.1*	Power of Attorney
24	.2*	Power of Attorney of Larry L. Mathis

*	Previously filed

**	Filed herewith